UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BOK FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 18, 2010
To Each Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of BOK Financial Corporation to be held this year in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on Tuesday, April 27, 2010, at 11:00 a.m. local time. Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is our Annual Report to Shareholders, covering the fiscal year ended December 31, 2009.
We hope that you will be able to attend this meeting, but all shareholders, whether or not they expect to attend the meeting, are requested to complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible.
We look forward to seeing you at the meeting.

Sincerely,
/s/ George B. Kaiser
George B. Kaiser,
Chairman of the Board of Directors

/s/ Stanley A. Lybarger
Stanley A. Lybarger,
President and Chief Executive Officer
IF YOU PLAN TO ATTEND THE 2010 ANNUAL MEETING OF SHAREHOLDERS OF BOK FINANCIAL CORPORATION, PLEASE TAKE NOTE OF THE FOLLOWING: Due to security measures in place at the Bank of Oklahoma Tower, it will be necessary for you to check in at the security desk on the plaza level of the Tower. You will be required to provide identification to receive a visitor pass.

BOK FINANCIAL CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on April 27, 2010
Each Shareholder:
Notice is hereby given that the Annual Meeting of Shareholders of BOK Financial Corporation (the “Company” or “BOK Financial”), an Oklahoma corporation, will be held in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on April 27, 2010, at 11:00 a.m. local time, for the following purposes:
1.	To fix the number of directors to be elected at sixteen (16) and to elect sixteen (16) persons as directors for a term of one year or until their successors have been elected and qualified;
2.	To approve the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan;
3.	To ratify the selection of Ernst & Young LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2010; and
4.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof.
The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the Bylaws.
The Board recommends that shareholders vote FOR (i) the director nominees named in the accompanying proxy statement, (ii) the approval of the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan, and (iii) the ratification of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2010.
Only shareholders of record at the close of business on March 1, 2010, shall be entitled to receive notice of, and to vote at, the annual meeting. A complete list of shareholders entitled to vote will be available for inspection at our offices, Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma 74172.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Frederic Dorwart
Frederic Dorwart, Secretary
March 18, 2010
Tulsa, Oklahoma

BOK FINANCIAL CORPORATION
Bank of Oklahoma Tower
Tulsa, Oklahoma 74172
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To be held April 27, 2010
General
The enclosed proxy is solicited on behalf of the Board of Directors of BOK Financial Corporation for use at our annual meeting of shareholders. The annual meeting will be held on Tuesday, April 27, 2010, at 11:00 a.m. local time in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma.
These proxy materials will be mailed on or about March 18, 2010 to holders of record of common stock as of the close of business on March 1, 2010.
Voting by Proxy
If you are the “record holder” of your shares (shares owned in your own name and not through a bank or brokerage firm), you may vote by phone, over the Internet, by mail, or in person at the meeting. We encourage you to vote by phone, mail or on the Internet even if you plan to attend the meeting.
If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card. If you fail to mark your proxy with instructions, your proxy will be voted in accordance with the recommendations of the Board of Directors: FOR the election of the sixteen (16) nominees for director listed in this Proxy Statement, FOR the approval of the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan and FOR the ratification of Ernst & Young, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2010. If you are voting shares held in the BOK Financial Thrift Plan and you fail to mark your proxy with instructions, your shares will be voted by the Trustee of the Thrift Plan in the same ratio as those shares credited to the account of the Thrift Plan members who do give instructions to the Trustee.
If you hold your shares in “street name” (shares held in the name of a bank or broker on a person’s behalf), you must vote by following the instructions on the form that you receive from your broker or nominee. Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Item 3 — ratifying the selection of the auditor), but is not permitted to use discretion and vote your shares on non-routine matters (such as Items 1 and 2). Prior to 2010, the election of directors was considered a routine matter, but starting this year, brokers are no longer permitted to vote your shares for the election of directors, and those votes will constitute broker non-votes. Therefore, we urge you to give voting instructions to your broker on all three voting items.
As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as the Board of Directors may recommend. If the Board of Directors makes no recommendation, your proxy will be voted as the proxy holder named in your proxy card deems advisable. The Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

Any shareholder executing a proxy retains the right to revoke it any time prior to exercise at the annual meeting. A proxy may be revoked by (i) delivery of written notice of revocation to Frederic Dorwart, Secretary, at 124 East Fourth Street, Tulsa, Oklahoma 74103, (ii) execution and delivery of a later proxy to the address indicated on the proxy card, or (iii) voting the shares in person at the annual meeting. If not revoked, all shares represented by properly executed proxies will be voted as specified therein.
Voting and Quorum Requirements at the Meeting
Only holders of shares of common stock at the close of business on March 1, 2010, (the “record date”) are entitled to notice of and to vote at the annual meeting. On the record date, there were 68,796,939 shares of common stock entitled to vote.
You will have one vote for each share of common stock held by you on the record date.
In order to have a meeting it is necessary that a quorum be present. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.
The affirmative vote of the holders of a majority of the shares present or represented at the meeting in which a quorum is present that actually vote for or against the matter is required for approval of all matters other than election of directors. Directors are elected by a majority vote, meaning that in uncontested elections a nominee for director will be elected to the Board if the number of votes cast “FOR” the nominee’s election exceeds the number of votes cast “AGAINST” that nominee’s election.
George B. Kaiser currently owns approximately 61.2% of the outstanding common stock and plans to vote in person at the meeting.
Solicitation of Proxies
We are paying for all our costs incurred in soliciting proxies for the annual meeting. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. These personnel will not be specifically compensated for these services. We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner.
Annual Report
Our Annual Report to Shareholders, covering the fiscal year ended December 31, 2009, including audited financial statements, is enclosed. No parts of the Annual Report are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

Principal Shareholders of the Company
To the extent known to the Board of Directors of the Company, as of March 1, 2010, the only shareholders of the Company having beneficial ownership of more than 5% of the shares of common stock of the Company are as set forth below:

	Amount & Nature	Percent of
Name & Address of Beneficial Owner	Beneficial Ownership	Class

George B. Kaiser(1)	42,104,369	61.2%
P.O. Box 21468, Tulsa, Oklahoma 74121-1468

George Kaiser Family Foundation(2)	4,880,919	7.1
7020 South Yale, Suite 220, Tulsa, OK, 74136

(1)	Includes 1,716,453 shares owned by Assurances Company, LLC and 327,121 shares owned by Assurances Company II, LLC of which Mr. Kaiser is the sole member.

(2)
On December 31, 2008, Mr. Kaiser donated 2,541,200 shares to the George Kaiser Family Foundation (“GKFF”). GKFF is an Oklahoma not for profit corporation and is a supporting organization for the Tulsa Community Foundation. Mr. Kaiser has no control over or beneficial interest in GKFF.

Security Ownership of Certain Beneficial Owners and Management
As of March 1, 2010, there were 68,796,939 shares of common stock issued and outstanding. The following table sets forth, as of March 1, 2010, the beneficial ownership of common stock of BOK Financial, by each director and nominee, the chief executive officer (Mr. Lybarger), the chief financial officer (Mr. Nell), and the three other executive officers named in the Summary Compensation Table appearing at page 37, and, as a group, all such persons and other executive officers not named in the table.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)		Percent of Class(2)

Gregory S. Allen	2,524	(3)	*
C. Fred Ball, Jr.	73,304	(4)	*
Sharon J. Bell	80,910	(5)	*
Peter C. Boylan, III	4,259	(6)	*
Steven G. Bradshaw	98,437	(7)	*
Chester Cadieux, III	929		*
Joseph W. Craft III	448		*
William E. Durrett	88,666	(8)	*
Daniel H. Ellinor	69,133	(9)	*
John W. Gibson	305		*
David F. Griffin	39,921	(10)	*
V. Burns Hargis	30,103	(11)	*
E. Carey Joullian, IV	3,666	(12)	*
George B. Kaiser	42,104,369	(13)	61.2	%(19)
Robert J. LaFortune	63,020		*
Stanley A. Lybarger	399,346	(14)	*
Steven J. Malcolm	1,430	(15)	*
Steven E. Nell	86,802	(16)	*
Donald T. Parker	27,751	(17)
E.C. Richards	2,481	(18)	*

All directors, nominees and executive officers as a group (20 persons including the above)	43,248,310		62.9%

*	Less than one percent (1%)
(1)	Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by the person named.

(2)
All percentages are rounded to the nearest tenth, and are based upon the number of shares outstanding as of the date set forth above. For purposes of computing the percentages of the outstanding shares owned by the persons described in the table, any shares such persons are deemed to own by having a right to acquire such shares by exercise of an option are included, but shares acquirable by other persons by the exercise of stock options are not included.

(3)	Includes 2,524 shares owned jointly by Mr. Allen and Elizabeth Allen.

(4)
Includes options to purchase 63,017 shares of BOKF common stock immediately exercisable or becoming exercisable within 60 days. Also includes 2,000 shares owned by Mr. Ball and Charlotte Ball, and 5,267 shares owned by C. Fred Ball, Jr. IRA.

(5)
Includes 2,791 shares owned by Ms. Bell’s spouse, Gregory Allen Gray. Also includes 18,440 shares owned by the J. A. Chapman and Leta M. Chapman Trust (1949), of which Ms. Bell is individual trustee, and 21,329 shares owned by the Leta McFarlin Chapman Trust (1974), of which Ms. Bell is co-trustee.

(6)	Includes 2,000 shares owned by Boylan Partners, LLC.

(7)
Includes options to purchase 47,373 shares of BOKF common stock immediately exercisable or becoming exercisable within 60 days. Also includes 25,998 shares owned by the Steven G. Bradshaw Revocable Trust, of which Mr. Bradshaw and Marla Bradshaw are trustees, 23,964 shares of restricted stock and 1,102 shares held in the BOK Thrift Plan.

(8)
Includes 1,548 shares indirectly owned by the William E. Durrett Revocable Trust, 5,041 shares indirectly owned by the Durrett Family Limited Partnership, 79,183 shares indirectly owned by American Fidelity Assurance Company, 1,121 shares indirectly owned by CPROP, INC., 199 shares indirectly owned by CELP, and 1,574 shares indirectly owned by CAMCO.

(9)	Includes options to purchase 32,981 shares of BOKF common stock immediately exercisable or becoming exercisable within 60 days. Also includes 28,293 shares of restricted stock.

(10)	Includes 38,794 shares indirectly owned by Doppler Investments, L.P.

(11)	Includes 30,103 shares indirectly owned by Burns and Ann Hargis.

(12)	Includes 1,869 shares indirectly owned by JCAP, LLC.

(13)	Includes 1,716,453 shares owned by Assurances Company, LLC and 327,121 shares owned by Assurances Company II, LLC of which Mr. Kaiser is the sole member.

(14)
Includes options to purchase 202,347 shares of BOKF Common Stock immediately exercisable or becoming exercisable within 60 days. Also includes 14,730 shares indirectly owned by Marcia Lybarger Living Trust, 7,744 shares indirectly owned by Stanley A. Lybarger, IRA, 145,130 shares of restricted stock and 25 shares held in the BOK Thrift Plan.

(15)	Includes 1,430 shares indirectly owned by the Steven J. Malcolm Revocable Trust.

(16)
Includes options to purchase 56,650 shares of BOKF common stock immediately exercisable or becoming exercisable within 60 days. Also includes 9,836 shares of restricted stock and 343 shares held in the BOK Thrift Plan.

(17)
Includes options to purchase 9,330 shares of BOKF common stock immediately exercisable or becoming exercisable within 60 days. Also includes 1,315 shares indirectly owned by Mr. Parker’s spouse, Mary Parker, 127 shares indirectly owned by Mr. Parker’s son, Joe Parker, 11,664 shares of restricted stock and 2,680 shares held in the BOK Thrift Plan.

(18)	Includes 2,481 shares indirectly owned by the Emmet C. Richards Revocable Trust.

(19)
On December 31, 2008, Mr. Kaiser donated 2,541,200 shares to GKFF. GKFF is an Oklahoma not for profit corporation and is a supporting organization for the Tulsa Community Foundation. Mr. Kaiser has no control over or beneficial interest in GKFF.

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees and Vote Required to Elect Nominees
A board of sixteen (16) directors is to be elected at the annual meeting. The nominees for director who receive a greater number of shares voting “FOR” their election than “AGAINST” shall be elected as directors. You may vote the number of shares of common stock you own for up to sixteen (16) persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the sixteen (16) nominees named below, unless you hold your shares in street name, in which case your broker is not permitted to use its discretion and those votes will constitute broker non-votes.
If at the time of the annual meeting any of the nominees is unwilling or unable to serve, all proxies received will be voted in favor of the remainder of those nominated and for such substitute nominees, if any, as shall be designated by the board and nominated by any of the proxies named in the enclosed proxy form. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.
Term of Office
The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified.
Family Relationships
There are no family relationships by blood, marriage or adoption between any director or executive officer of the company and any other director or executive officer of the company.
Information about Nominees
Certain information concerning the nominees to the Board of Directors of the company is set forth below based on information supplied by the nominees. All information is as of March 1, 2010. All references in this Proxy Statement to “BOK” shall mean Bank of Oklahoma, National Association, and all references to “BOT” shall mean Bank of Texas, National Association, both of which are banking subsidiaries of BOK Financial Corporation.

		Principal Occupation and Business
		Experience During Last 5 Years and	First Year Became a
Name	Age	Directorships of Other Public Companies	Director

Gregory S. Allen	47	Chief Executive Officer, Advance Food Company (manufacturer and marketer of value-added food products). Mr. Allen served as President of Advance Food Company from 1998 to 2008. In addition, he is also a director of Advance Brands, LLC (food processing company). In February 2009, Mr. Allen became a director of American Fidelity Corporation (insurance holding company). We believe Mr. Allen’s qualifications to sit on our Board of Directors include his experience as an attorney and entrepreneur, as well as his management expertise.	2005

C. Fred Ball, Jr.	65	Senior Chairman of BOT, and formerly its Chairman, Chief Executive Officer, and President. Before joining BOT in 1997, he was Executive Vice President of Comerica Bank-Texas and later President of Comerica Securities, Inc. We believe Mr. Ball’s qualifications to sit on our Board of Directors include his almost four decades of experience in the banking industry and his involvement with the Texas market.	1999

Sharon J. Bell	58	Attorney and Managing Partner, Rogers and Bell (Tulsa, Oklahoma); Trustee and General Counsel, Chapman-McFarlin Interests; formerly a Director and President of Red River Oil Company (oil and gas exploration and development). We believe Ms. Bell’s qualifications to sit on our Board of Directors include her experience as an attorney and trustee, and leadership skills demonstrated through her civic involvement.	1993

Peter C. Boylan, III	46	CEO of Boylan Partners, LLC (investments and advisory services) since March 2002. From April 2002 through March 2004, Mr. Boylan served as Director, President and CEO of Liberty Broadband Interactive Television, Inc. (global technology provider), a company controlled by Liberty Media Corporation. Prior to April 2002, Mr. Boylan was Co-President, Co-Chief Operating Officer, Member of the Office of the Chief Executive Officer, and Director of Gemstar-TV Guide International, Inc. (media, entertainment, technology and communications company). We believe Mr. Boylan’s qualifications to sit on our Board of Directors include his corporate executive management and leadership experience, his accounting, financial, and audit committee expertise, media and technology expertise, civic service, and experience sitting on other public and private boards of directors.	2005

Chester Cadieux, III	43	President, CEO and Director of QuikTrip Corporation (a gasoline and retail convenience chain) since 2002. Prior to becoming President and CEO, Mr. Cadieux served as Vice President of Sales at QuikTrip Corporation. We believe Mr. Cadieux’s qualifications to sit on our Board of Directors include his knowledge of finance and accounting, his management experience, and his knowledge of all of our geographic markets.	2005

Joseph W. Craft, III	59	President, Chief Executive Officer and Director of Alliance Resource Partners, LLP (a diversified coal producer and marketer) since 1999. Mr. Craft also serves as President, Chief Executive Officer and a Director of Alliance Holdings GP, L.P. Previously, Mr. Craft served as President of MAPCO Coal Inc. since 1986. We believe Mr. Craft’s qualifications to sit on our Board of Directors include his extensive experience in corporate leadership, as well as his public company experience.	2007

		Principal Occupation and Business
		Experience During Last 5 Years and	First Year Became a
Name	Age	Directorships of Other Public Companies	Director

William E. Durrett	79	Senior Chairman of the Board and Director of American Fidelity Corporation (insurance holding company), and American Fidelity Assurance Company (a registered investment advisor). Chairman of the Board of INSURICA Insurance Management Network. We believe Mr. Durrett’s qualifications to sit on our Board of Directors include his experience leading insurance companies, as well as the extensive knowledge of our people and our business that he has acquired in almost two decades of service on our Board.	1991

John W. Gibson	57	President and Chief Executive Officer of ONEOK, Inc. and Chairman, President and Chief Executive Officer of ONEOK Partners GP, LLC, the general partner of ONEOK Partners, LP. Mr. Gibson joined ONEOK, Inc. in May 2000 from Koch Energy, Inc., a subsidiary of Koch Industries, where he was an Executive Vice President. We believe Mr. Gibson’s qualifications to sit on our Board of Directors include his extensive executive leadership and management experience and his involvement in the energy industry.	2008

David F. Griffin	44	Chairman and CEO of Griffin Capital, L.L.C. President, Griffin Communications, L.L.C. (owns and operates CBS affiliated television stations in Oklahoma); formerly President and General Manager, KWTV-9 (Oklahoma City). We believe Mr. Griffin’s qualifications to sit on our Board of Directors include his significant expertise, experience, and background in corporate management and his involvement with both the Oklahoma City and Tulsa markets.	2003

V. Burns Hargis	64	President, Oklahoma State University since March 2008. Prior to becoming OSU President, Mr. Hargis served as Vice Chairman, BOK Financial and BOK and Director of BOSC, Inc. since 1993. Mr. Hargis was formerly Attorney and Shareholder of the law firm of McAfee & Taft (Oklahoma City, Oklahoma). He is also a director of Chesapeake Energy Corporation. We believe Mr. Hargis’ qualifications to sit on our Board of Directors include his nearly three decades practicing law with a focus on financial reporting and litigation, including representing financial institutions and their boards, as well as having served for many years as our Vice Chairman.	1993

E. Carey Joullian, IV	49	Chairman, President and Chief Executive Officer of Mustang Fuel Corporation and subsidiaries; President and Manager, Joullian & Co., L.L.C.; Manager, JCAP, L.L.C. We believe Mr. Joullian’s qualifications to sit on our Board of Directors include his significant experience and expertise in the oil and gas industry and his expertise in accounting.	1995

		Principal Occupation and Business
		Experience During Last 5 Years and	First Year Became a
Name	Age	Directorships of Other Public Companies	Director

George B. Kaiser	67	Chairman of the Board and majority shareholder of BOK Financial and BOK; President, CEO, and principal owner of GBK Corporation, parent of Kaiser-Francis Oil Company (independent oil and gas exploration and production company); founder of Excelerate Energy and Argonaut Private Equity. We believe Mr. Kaiser’s qualifications to sit on our Board of Directors include his four decades of executive leadership in the oil and gas industry, his broad perspective gained from involvement in diverse industries, his knowledge of our business, and his interest as the majority owner of our company.	1990

Robert J. LaFortune	83	Self-employed in the investment and management of personal financial holdings. Mr. LaFortune is also a director of Apco Argentina, Inc. We believe Mr. LaFortune’s qualifications to sit on our Board of Directors include his years of public service, including serving as mayor of the City of Tulsa, as well as his experience on other boards and their audit committees.	1993

Stanley A. Lybarger	60	President and Chief Executive Officer of BOK Financial and BOK; previously President of BOK Oklahoma City Regional Office and Executive Vice President of BOK with responsibility for corporate banking. We believe Mr. Lybarger’s qualifications to sit on our Board of Directors include his current position as our Chief Executive officer, his three decades of leadership positions with BOK, and his extensive knowledge of all facets of the banking industry.	1991

Steven J. Malcolm	61	Chairman, President and Chief Executive Officer of The Williams Companies, Inc. (energy holding company) and Williams Partners L.P.; formerly, President and Chief Executive Officer of Williams Energy Services after serving as senior vice president and general manager of Midstream Gas and Liquids for Williams Energy Services. We believe Mr. Malcolm’s qualifications to sit on our Board of Directors include his experience in the energy sector as well as his public company and executive management expertise.	2002

E.C. Richards	60	Managing Member of Core Investment Capital, LLC since September 1999. Prior to September 1999, Mr. Richards served as Executive Vice President and Chief Operating Officer for Sooner Pipe Corporation (distributor of tubular products worldwide with domestic and international operations), a subsidiary of Oil States International. Mr. Richards previously served on the BOK Financial Board of Directors from 1997 through 2001. We believe Mr. Richards’ qualifications to sit on our Board of Directors include his diverse background in the private equity and distribution industries and his civic involvement in the community.	2008
The Board of Directors recommends that you vote FOR the sixteen nominees.

PROPOSAL TWO
APPROVAL OF THE AMENDED AND RESTATED BOK FINANCIAL CORPORATION
2003 EXECUTIVE INCENTIVE PLAN
Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly-held company is allowed to deduct each year for the compensation paid to each of the corporation’s chief executive officer and three most highly compensated executive officers other than the chief financial officer. However, performance-based compensation is not subject to the limit. In order to qualify as performance-based compensation, payments must be computed on the basis of an objective, performance-based standard determined by a committee that consists solely of two or more voting outside directors and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to and approved by the shareholders.
Independent Compensation Committee. In December 2002, the Board of Directors established an Independent Compensation Committee to administer a performance-based compensation plan for senior executives as required by the provisions of Section 162(m). The Independent Compensation Committee created a performance-based compensation plan called the 2003 Executive Incentive Plan which Company shareholders approved in 2003 (the “Executive Incentive Plan”).
Summary of the Executive Incentive Plan. Performance-based compensation awarded pursuant to the Executive Incentive Plan consists of annual and long term incentive compensation. The chief executive officer, executives who report directly to the chief executive officer, and other selected officers approved by the Independent Compensation Committee may participate in the Plan. A participant may earn (i) an annual incentive equal to a specified percentage of annual salary paid in cash, options and/or performance shares and (ii) long term incentive compensation payable in performance shares and/or stock options. Performance goals are based on the Company’s earnings per share growth compared to peers and business unit performance. The maximum annual incentive compensation allowed under the Plan to any one executive is $2,000,000. The maximum restricted shares and stock options which may be issued annually to any one executive is 60,000 and 200,000 respectively. The exercise price for stock options awarded pursuant to the Plan is the fair market value of the Company’s common stock on the date the stock options are granted. For a detailed description of annual and long term incentives and other terms of the Plan, see page 29, “Components of Executive Compensation” (including “Annual Incentive” and “Long-Term Incentive”).
Summary of Amendments. In 2009, the Compensation Committee directed the Chief Executive Officer to complete a full review of executive compensation. The Compensation Committee hired an external consultant to assist with its review. The Compensation Committee considered and approved the following amendments to the Executive Incentive Plan recommended by the consultant and management:
•
Increase the number of companies used for performance comparisons from 20 banks to 30 (15 publicly traded United States bank holding companies directly above BOKF in asset size, and 15 directly below), to increase the statistical reliability of the external comparisons and lessen the potential for anomalous consequences;

•
Change the short term compensation earnings per share payout variance definition from percentage to percentage points and create a minimum payout of 0% with a more sharply declining payout for below median performance in order to be more consistent with the long term incentive payout structure and discourage excessive risk-taking;

•
Change the long term compensation earnings per share payout structure to create a minimum payout of 0% with a more sharply declining payout for below median performance to discourage excessive risk taking;

•	Adopt a recoupment policy for compensation paid based on incorrect financial information or results to prevent undue compensation and discourage inaccurate financial reporting.
•
Increase the Independent Compensation Committee’s discretionary ability to make downward adjustments of the annual and long-term compensation from fifty percent to one hundred percent to allow greater flexibility to address poor performance and other employment issues.

The foregoing is a summary of the terms of the Executive Incentive Plan and the amendments to the Executive Incentive Plan. Shareholders are encouraged to read the Executive Incentive Plan, which is attached to this proxy statement as Exhibit A, in its entirety. Shareholders should also review the Compensation Discussion and Analysis section of this proxy statement beginning on page 24, which outlines the Company’s complete executive compensation program.
Vote Required. The affirmative vote of the holders of a majority of the shares of common stock, present in person or by proxy, voted at the meeting, is required for approval of the Executive Incentive Plan, as amended, under Section 162(m).
The Board of Directors recommends that you vote FOR the approval of the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan.

PROPOSAL THREE
RATIFICATION OF SELECTION OF AUDITOR
Ernst & Young LLP began serving as the Company’s independent auditor since its inception on October 24, 1990. The Audit Committee has selected Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2010.
While we are not required to do so, the Company is submitting the selection of Ernst & Young LLP to serve as our independent auditor for the fiscal year ending December 31, 2010, for ratification in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.
The Board of Directors recommends that you vote FOR ratification of the selection of Ernst & Young LLP as the independent auditor of BOK Financial and its subsidiaries for the fiscal year ending December 31, 2010.

CORPORATE GOVERNANCE
Director Compensation
All non-officer directors of BOK Financial and BOK receive a single retainer of $7,500 per year, payable quarterly in arrears in BOK Financial common stock in accordance with the BOK Financial Directors Stock Compensation Plan, whether serving on one or more of the boards of directors. Director compensation shares are issued to each director on or before the 15th day following the end of each calendar quarter during which such director served as a member of the Board of Directors of BOK Financial or BOK. The BOK Financial Directors Stock Compensation Plan further provides that the issuance price for the director compensation shares is the average of the mid-points between the highest price and the lowest price at which trades occurred on NASDAQ on the five trading days immediately preceding the end of the calendar quarter.
All non-officer directors also are paid $500 in cash for each board of directors or committee meeting attended (provided only one fee is paid when two or more committees meet contemporaneously) and $1,000 in cash for each committee meeting chaired. No such fees are paid for meetings not attended. In addition, the Chairman of the Risk Oversight and Audit Committee receives $250 for each quarterly earnings release conference and upon application to, and subject to the discretion of, the Risk Oversight and Audit Committee, $250 for each additional substantive conference with the Company’s independent auditors.
Company Directors were paid the following amounts in 2009:

	Fees Earned or
	Paid in Cash	Stock Awards(2)	Total
Name(1)	($)	($)	($)
Gregory S. Allen	8,500	7,500	16,000
Sharon J. Bell	5,500	7,500	13,000
Peter C. Boylan, III	13,000	7,500	20,500
Chester Cadieux, III	8,750	7,500	16,250
Joseph W. Craft	6,500	7,500	14,000
William E. Durrett	2,000	7,500	9,500
John W. Gibson	6,500	7,500	14,000
David F. Griffin	15,250	7,500	22,750
V. Burns Hargis	10,000	7,500	17,500
E. Carey Joullian, IV	13,750	7,500	21,250
Robert J. LaFortune	7,500	7,500	15,000
Steven J. Malcolm	9,500	7,500	17,000
E.C. Richards	9,500	7,500	17,000

(1)	George B. Kaiser is a non-officer director but is not listed as he does not receive compensation for serving as a director.

(2)
Director shares were granted in 2009 at the following prices: first quarter, $34.03; second quarter, $37.82; third quarter, $46.44; and fourth quarter, $47.59. The total BOKF common stock owned by each director as of March 1, 2010 may be found in the Security Ownership of Certain Beneficial Owners and Management table on page 7.

Attendance of Meetings
The entire Board of Directors of BOK Financial met four times during 2009. All directors of BOK Financial attended 75% of all meetings of the Board of Directors and committees on which they served, except Mr. Craft, who was unable to attend 75% of the meetings due to business and personal conflicts. Although BOK Financial does not have a policy with respect to attendance by the Directors at the Annual Meeting of Shareholders, Directors are encouraged to attend. Fourteen of the sixteen members of the Board of Directors attended the 2009 Annual Meeting of Shareholders. The Board of Directors intends to meet at least four times in 2010.
Director Nominations
While the Board of Directors does not have a standing nomination committee, director candidates identified by management and members of the Board of Directors are discussed at virtually every Board of Directors meeting. The Board has no written policy on qualifications of directors; however, the understood expectation is that directors will have all of the following characteristics: (i) impeccable integrity; (ii) strong sense of professionalism, and (iii) capability of serving the interests of stockholders, and several of the following characteristics: (i) prominence in the community; (ii) significant relations with one of the Company’s subsidiary banks, (iii) ability to represent the views of under-represented constituencies in the Company’s market areas, (iv) financial analytical skill and expertise, and (v) vision for social trends.
While the Board of Directors does not have a diversity policy, the Board of Directors believes that the Board should encompass a diverse range of skill and expertise sufficient to provide prudent guidance to the Company, and have the right mix of characteristics and talents for the optimal functioning of the Board in its oversight of the Company. In considering a particular nominee, the Board will consider, in addition to the qualifications and characteristics described above, whether the potential director assists in achieving a mix of Board members that represents a diversity of background, perspective, and experience, including with respect to age, gender, race, place of residence, and specialized expertise.
The Board of Directors will consider director candidates recommended by stockholders if provided with the following: (i) evidence in accordance with Rule 14a-8 of compliance with stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (iv) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors. Any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. The Board of Directors encourages shareholder director candidate recommendations.
Any stockholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth below under “Communication with the Board of Directors” on page 20.

Director Independence
The Board of Directors has determined that BOK Financial is a “controlled company,” as defined in Rule 4350(c)(5) of the NASDAQ listing standards, based on Mr. Kaiser’s beneficial ownership of approximately 61.2% of the outstanding common stock. Accordingly, BOK Financial is exempt from certain requirements of the NASDAQ listing standards, including the requirement to maintain a majority of independent directors on the Company’s Board of Directors and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors. Nevertheless, the Company does maintain a substantial majority of independent directors, determines upper level management compensation through an independent board committee and nominates new board members through board consensus. Further, the Risk Oversight and Audit Committee is comprised solely of independent board members in accordance with NASDAQ Rule 4350(d). Further discussion regarding determination of independence may be found in the sections entitled “Risk Oversight and Audit Committee” and “Independent Compensation Committee” herein.
Compensation Committee Interlocks and Insider Participation
No voting member of the Compensation Committee has served as an officer of the Company, including its affiliates, at any time. None of the executive officers serve as a member of the Compensation Committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.
Committees of the Board of Directors
The Risk Oversight and Audit Committee, Independent Compensation Committee and Credit Committee are described below.
Risk Oversight and Audit Committee
During 2009, the Board of Directors of BOK Financial Corporation had a standing Risk Oversight and Audit Committee (the “Audit Committee”) comprised solely of independent directors. The Board of Directors has adopted an Audit Committee charter that complies with Rule 4350(d)(1) of the NASDAQ listing standards. The Audit Committee has the responsibility and authority set forth in Rule 4350(d)(3) of the NASDAQ listing standards under the revised charter. Among other things, the Audit Committee will be responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, including the resolution of disagreements between management and the auditors regarding financial reporting.
The current members of the Audit Committee are Messrs. Joullian (Chairman), Allen, Boylan, Cadieux, Gibson and Malcolm. The Board of Directors has designated Mr. Joullian as its “audit committee financial expert,” as defined in Item 407(d) of Regulation S-K. All the members of the Audit Committee are “independent” as defined in Rule 4200(a)(15) of the NASDAQ listing standards. Director independence is determined through the procedures described under “Related Party Transaction Review and Approval Policy” herein. The Audit Committee held five meetings in fiscal 2009 and intends to meet at least five times in fiscal 2010. The Report of the Audit Committee is on page 20 of this proxy statement.

Independent Compensation Committee
In December 2002, the Board of Directors established an Independent Compensation Committee, consisting of independent directors, to administer a performance-based compensation plan for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code. The Independent Compensation Committee does not have a charter. The Independent Compensation Committee consists of Messrs. Allen (Chairman), Cadieux (non-voting), Griffin (non-voting), Kaiser (non-voting) and Malcolm. Compensation of the Chief Executive Officer, the direct reports to the Chief Executive Officer, and other officers participating in the Company’s Executive Incentive Plan are approved by the Independent Compensation Committee. The Committee does not delegate this authority. Compensation for all other officers is, in practice, determined by the Chief Executive Officer and Mr. Kaiser, the Chairman of the Board. The Independent Compensation Committee Report on Executive Compensation and the Executive Compensation Discussion and Analysis may be found on pages 35 and 24 respectively.
Credit Committee
The purpose of the Credit Committee is to review and report to the Board of Directors regarding the quality of the Company’s credit portfolio and trends affecting the credit portfolio. It also oversees the effectiveness and administration of credit-related policies and reviews the adequacy of the allowance for loan losses and reserve for off-balance sheet credit losses. The members of the Credit Committee are Messrs. Griffin (Chairman), Boylan, Craft, Hargis, Kaiser, LaFortune, Lybarger, and Richards. The Credit Committee met eleven times during 2009 and plans to meet at least eleven times in 2010.
Independent Director Meetings
The Board of Directors has adopted a policy of regularly scheduled executive sessions where independent directors will meet separate from management. The independent Directors plan to meet in executive session after all regularly scheduled Board of Director meetings. The independent Directors held four executive sessions during 2009. The presiding Director at the executive sessions is Mr. Kaiser. Shareholders of the Company may communicate their concerns to the non-management Directors in accordance with the procedures described below under “Communication with the Board of Directors.”
Communication with the Board of Directors
The Board of Directors of BOK Financial believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors, or a particular Director, may do so by sending a letter to the Investor Relations Manager of BOK Financial at P.O. Box 2300, Tulsa, Oklahoma 74192. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” Such letters should identify the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or certain specified individual Directors. The Investor Relations Manager and the General Counsel will independently review the content of the letters. Communications which are constructive suggestions for the conduct of the business or policies of the Company will be promptly delivered to the identified Director or Directors. Communications which are complaints about specific incidents involving banking or brokerage service will be directed to the appropriate business unit for review. Director nominations will be reviewed for compliance with the requirements identified in the section of this proxy entitled “Director Nominations”, and if meeting such requirements, promptly forwarded to the Director or Directors identified in the communication.

Report of the Risk Oversight and Audit Committee
The Risk Oversight and Audit Committee (the Committee) oversees BOK Financial Corporation’s financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee discussed and reviewed the Company’s consolidated financial statements included in the Annual Report with management and reviewed internal control over financial reporting with management and the internal auditors. This review included discussions with management regarding the quality, not just the acceptability, of accounting policies. It also included the reasonableness of significant judgments, the clarity of disclosures in the consolidated financial statements and the effectiveness of internal control over financial reporting. Management has the primary responsibility for establishing and maintaining internal control over financial reporting and for assessing the effectiveness of internal controls over financial reporting. The Committee reviewed internal audit reports on the effectiveness of management’s assessment process, discussed internal control matters with management and reviewed the Company’s compliance with legal and regulatory requirements as necessary.
The Committee discussed and reviewed with Ernst & Young LLP, the independent registered public accounting firm, their opinion on the conformity of the Company’s consolidated financial statements with accounting principles generally accepted in the United States. This discussion included their judgments as to the quality, not just the acceptability, of the Company’s accounting policies. This discussion covered the required communications under audit standards established by the Public Company Accounting Oversight Board (PCAOB) and the American Institute of Certified Public Accountants (AICPA), including PCAOB Auditing Standard No. 5, An Audit of Internal Control over Financial Reporting that is Integrated with an Audit of Financial Statements and AICPA Auditing Standard No. 61, Communications with Audit Committees. The Committee has reviewed the auditors’ independence and obtained the written disclosures and the letter from Ernst & Young, LLP regarding independent auditor communications with audit committees concerning independence, in accordance with applicable requirements of the PCAOB. In conducting this review, the Committee considered whether any non-audit services were compatible with maintaining the auditor’s independence.
The Committee meets at least quarterly with the Company’s internal auditors and the independent registered public accounting firm regarding the overall scope and plans for their respective audits. These meetings are conducted with and without management present and the Committee discusses the results of the audits, including the auditors’ evaluation of internal control over financial reporting.
Each of the members of the Audit Committee qualifies as an “independent” Director under the current NASDAQ listing standards. The Board of Directors has appointed E. Carey Joullian IV as the “audit committee financial expert”.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.
E. Carey Joullian IV, Committee Chairman
Gregory S. Allen
Peter C. Boylan, III
Chester Cadieux, III
John W. Gibson
Steven J. Malcolm

Principal Accountant Fees and Services
Audit Fees. Fees paid to Ernst & Young LLP (“EY”) for the audit of the annual consolidated financial statements included in BOK Financial’s Annual Report on Form 10-K, for the review of the consolidated financial statements included in BOK Financial’s Forms 10-Q for the quarters included in the years ended December 31, 2009 and 2008 and various subsidiary audits were $1,006,039 and $1,081,505 respectively.
Audit-Related Fees. Fees paid to EY for SAS 70 reports and other audit-related functions were $61,665 and $67,500 respectively, for the years ended December 31, 2009 and 2008.
Tax Fees. Fees paid to EY associated with tax return preparation and tax planning were $52,001 and $4,430 respectively, for the years ended December 31, 2009 and 2008.
All Other Fees. Fees paid to EY for other services were $6,000 and $6,000 respectively, for each of the years ended December 31, 2009 and 2008.
The Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by BOK Financial’s independent auditor prior to the commencement of the specified services. 100% of the services described in “Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees” were approved by the Audit Committee in accordance with BOK Financial’s formal policy on auditor independence and approval of fees.
Board Leadership Structure
The positions of Chief Executive Officer and Chairman of the Board are not held by the same person. Mr. Lybarger, the Chief Executive Officer, brings Company-specific experience and expertise to his role, while Mr. Kaiser, the Chairman of the Board, brings experience, oversight, and expertise from outside the Company and industry. Mr. Kaiser is also the majority shareholder of BOK Financial, giving him additional incentive to ensure the success of the Company. Keeping the positions of CEO and Chairman separate allows the CEO to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time, given the characteristics and circumstances of the Company, and demonstrates our commitment to good corporate governance. It provides the appropriate balance between strategy development and independent oversight of management.
Board Role in Oversight of Risk
The Board has an active role, as a whole and also at the committee level (as disclosed in the descriptions of the committees in this proxy statement), in overseeing management of the Company’s risks. The full Board maintains responsibility for general oversight of risks, and regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Independent Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation policies and programs. The Risk Oversight and Audit Committee manages risks associated with accounting and financial reporting, internal controls, and compliance with legal and regulatory requirements. The Credit Committee manages risks associated with the Company’s credit portfolio and credit-related policies. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors oversees overall strategic and reputational risks, and is regularly informed through committee reports and reports directly from officers responsible for oversight of various risks within the Company.

Executive Officers
Certain information concerning the executive officers of BOK Financial and its subsidiaries, as determined pursuant to SEC rule 16a-1(f), is set forth below:
Norman P. Bagwell, age 47, is Chairman and Chief Executive Officer of BOT. Mr. Bagwell has over 24 years of banking experience in Texas. Prior to joining BOT, he served as President of the Dallas Region for JPMorgan Chase, and previously served as President of the Dallas Region for Bank One.
C. Fred Ball, Jr., age 65, is Senior Chairman of BOT. Mr. Ball was previously Chairman and Chief Executive Officer of BOT with responsibility for banking activities in Texas for BOK Financial. Before joining BOT in 1997, he was Executive Vice President of Comerica Bank-Texas and later President of Comerica Securities, Inc.
Steven G. Bradshaw, age 50, is Senior Executive Vice President of BOK, Manager of Regional Banks, including Colorado State Bank and Trust, N.A. and Bank of Kansas City, N.A., International Banking, Treasury Services, Consumer Banking, Wealth Management, BOK Mortgage and Community Development, Business Banking, and Chairman of BOSC, Inc. Before joining BOK Financial, Mr. Bradshaw spent six years managing the brokerage operation at Sooner Federal. Mr. Bradshaw has been with BOK since 1991.
Charles E. Cotter, age 56, is Executive Vice President and Chief Credit Officer for BOK, and Manager of the Credit Administration Division. Previously, Mr. Cotter acted as a Credit Concurrence Officer responsible for the approval of commercial loans, the Manager of the Specialized Lending Department and the Merchant Banking Department. Mr. Cotter has accumulated over 30 years of banking experience at BOK and Fidelity Bank, a bank acquired by BOK.
Daniel H. Ellinor, age 48, is Senior Executive Vice President of BOK, Manager of Regional Banks, including Bank of Arizona, N.A., Bank of Albuquerque, N.A. and Bank of Arkansas, N.A., Commercial Real Estate and Energy Lending, Oklahoma Commercial Banking, Dealer Financial Services, Private Equity-Merchant Banking and TransFund. Mr. Ellinor joined BOK in 2003. Previously, he served as regional president for Compass Bank in Dallas, where he oversaw Compass’ North Texas operations. Prior to that time, Mr. Ellinor was Bank of America’s market executive for the North Texas Commercial Banking Division.
Stanley A. Lybarger, age 60, is President and Chief Executive Officer of BOK Financial and BOK. Mr. Lybarger joined BOK in 1974. Previously, he was President of BOK’s Oklahoma City Regional Office and Executive Vice President of BOK with responsibility for corporate banking.
John C. Morrow, age 54, is Senior Vice President and Chief Accounting Officer. He joined BOK Financial in 1993. He was previously with Ernst & Young LLP for 10 years.
Steven E. Nell, age 48, is Executive Vice President and Chief Financial Officer for BOK Financial and BOK. Mr. Nell previously served as Senior Vice President and Corporate Controller for BOK Financial. Before joining BOK Financial in 1992, Mr. Nell was with Ernst & Young LLP for eight years.
Donald T. Parker, age 49, is Executive Vice President and Chief Information Officer of BOK Financial. Mr. Parker joined BOK Financial in 2005. He previously served as Senior Vice President and Director of Information Services of Comerica Bank, a position he held from 1999 to 2005. Prior to joining Comerica Bank, Mr. Parker was a Senior Vice President and General Manager of Consolidation Services at National City Incorporated in Cleveland, Ohio.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Program Overview
In 2002, the Board of Directors established the Independent Compensation Committee (for purposes of this analysis the “Committee”) to administer performance-based compensation plans for senior executives in accordance with the provision of Section 162(m) of the Internal Revenue Code. The Committee, the voting members of which are independent within the meaning of 162(m), has responsibility for establishing, implementing and approving the Company’s general compensation philosophy with regard to the senior executive officers who participate in the Company’s Executive Incentive Plan which was approved by shareholders in 2003. The Committee receives guidance from the Chief Executive Officer (the “CEO”) , who assists in evaluating employee performance, recommending business performance targets and objectives and suggesting salary levels and awards for executives (other than himself).
The BOK Financial executive compensation program is designed to attract and retain executives whose judgment, leadership abilities and special efforts result in successful operations for the company and an increase in shareholder value. Various components of the program work together to:
•	Reward sustained, above peer performance
•	Encourage both individual performance and teamwork
•	Link compensation to operational results
•	Align executive interests with shareholder interests
•	Keep BOK Financial compensation competitive with peer banks
•	Create long-term commitment to the Company
The BOK Financial executive compensation program includes:
•	Salary
•	Executive Incentive Compensation (annual and long-term)
•	Pension Plan
•	401(k) Thrift Plan
•	Deferred Compensation
The Committee meets as often as necessary to perform its duties and responsibilities. The Committee met three times in 2009 and its members included Gregory S. Allen (Chairman), Chester E. Cadieux, III (non-voting), David F. Griffin (non-voting), George B. Kaiser (non-voting) and Steven J. Malcolm.
Throughout this proxy statement, the Chief Executive Officer, Chief Financial Officer and the other individuals included in the Summary Compensation Table on page 37, are referred to as the “named executives”. Because the Company did not participate in the Troubled Asset Relief Program (“TARP”), the Company is not subject to the various executive compensation restrictions, disclosures and certifications mandated by TARP.
Review of Executive Compensation
In 2009, the Compensation Committee directed the Chief Executive Officer to complete a full review of executive compensation. A search was conducted to select an external consultant that specialized in the area of executive compensation. The consultant was asked to provide an external and independent perspective, to identify issues and alternatives, and to serve as a sounding board.

The consultant was given the following principles to guide its review and recommendations:
•	Continue to emphasize long-term compensation;

•	Ensure strong alignment with shareholders’ interests and business direction;

•	Increase direct stock ownership among senior leaders;

•	Ensure the compensation plan works effectively in all economic conditions;

•	Retain talented management through competitive compensation;

•	Support sustained achievement of superior results;

•	Simplify the program, where appropriate;

•	Streamline administrative processes; and

•	Discourage excessive risk-taking.
The results of the consultant’s review confirmed that the Company’s compensation was generally effective in meeting the Committee’s compensation goals. However, to refine and improve the Executive Incentive Plan, the Committee considered and approved the following recommendations made by the consultant and management:
•
Increase the number of companies used for performance comparisons to 30 banks (15 next largest and 15 next smallest) to increase the statistical reliability of the external comparisons and lessen the potential for anomalous consequences;

•
Change the short-term compensation earnings per share payout variance definition from a percentage to percentage points and create a minimum payout of 0% with a more sharply declining payout for below median performance in order to be more consistent with the long-term incentive payout structure and discourage excessive risk-taking;

•
Change the long-term compensation earnings per share payout structure to create a minimum payout of 0% with a more sharply declining payout for below median performance to discourage excessive risk taking;

•
Base stock ownership targets on share amounts instead of dollar amounts (excluding outstanding awards, but including shares held in 401(k) and deferred compensation plans) to solidify targets and increase real ownership;

•	Adopt a recoupment policy for compensation paid based on materially inaccurate financial information to prevent undue compensation and discourage inaccurate financial reporting.
•
Increase the Independent Compensation Committee’s discretionary ability to make downward adjustments of the annual and long-term compensation from fifty percent to one hundred percent to allow greater flexibility to address poor performance and other employment issues.

For additional information regarding amendments to the Executive Incentive Plan see Proposal Two on page 14 and the revised Executive Incentive Plan attached as Exhibit A to this proxy statement.

Promoting Long-Term Growth and Discouraging Excessive Risk Taking
In 2009, the Committee considered whether the Executive Incentive Plan encourages long-term, sustained growth rather than excessive risk taking. The Committee reviewed the i) length of the performance period, ii) amounts of equity ownership, iii) vesting periods for stock options and restricted stock and iv) emphasis of shareholders and management on long-term growth. The Committee found these elements of compensation sufficient to discourage excessive risk taking and to emphasize long-term growth.
Five Year Performance Period
The Executive Incentive Plan creates a rolling five-year performance period. The earnings per share growth for annual incentive is measured by comparing the earnings per share growth of the median of the peer group for a trailing two-year period determined as of the end of the year in respect to which the annual incentive is to be paid (i.e. a two year look back from the date annual incentive is paid). The earnings per share growth for long-term incentive is determined for the trailing three-year period determined at the end of the three-year performance period (i.e. a three year look ahead from the dates long-term incentive awards are made).
Spreading the vesting of performance awards over a five year period creates a disincentive to inflate earnings or performance in any one year to the detriment of other years, encouraging consistent, long-term performance.
Significant Equity Ownership
All long-term executive compensation is paid in stock options or restricted stock. In 2009, 41% of compensation to named executives was awarded as equity. Stock ownership guidelines require the CEO to own 75,000 shares of BOK Financial stock. All other named executives must own 20,000 shares of BOK Financial stock. Executives may not sell any shares received as compensation until such time as the ownership guidelines are achieved. The result is that BOK Financial executive officers own, and must continue to hold, a significant amount of BOK Financial stock at all times. For a further accounting of BOK Financial named executive equity ownership positions see page 7.
Lengthy Vesting Period for Stock Options and Restricted Stock
Stock option grants vest over a seven year period and restricted stock grants vest in total after five years. According to a recent review of BOK Financial’s peer group, typical vesting periods for stock options is 3-4 years and restricted stock is 3-5 years. BOK Financial’s extended vesting periods create a long-term commitment to the Company and a motivation for ongoing success.
Shareholder and Chief Executive Officer Emphasis on Long-Term Success
Mr. George Kaiser, the largest BOK Financial shareholder and Chairman of the BOK Financial Board, and Mr. Stan Lybarger, BOK Financial President and Chief Executive Officer, emphasize a long-term approach to management, reducing pressure on executives to realize short-term gains to the detriment of overall long-term success.

Evaluating Executive Compensation Relative to Peer and Overall Earnings Performance
By basing the Executive Incentive Plan on Peer Group comparison, the Company avoids penalizing executives for general industry and economic downturns and encourages executives to produce the best possible results in good and bad economic times. Currently, all the named executive officers (other than the CEO and CFO) receive 40% of their annual incentive based on Company per share earnings growth compared to Peer Group per share earnings growth (“EPS Growth”) and 100% of their long-term incentive based on EPS Growth. The CEO and CFO annual and long-term incentive is based 100% on EPS Growth. In 2009, the Company’s EPS Growth out performed the Peer Group earnings per share growth median by 154.72%.
The Compensation Committee’s goal has always been to provide competitive remuneration to executives to enable BOK Financial to hire and retain top talent. The Committee has reviewed previous years’ earnings per share performance relative to the peer group and compensation paid to named executive officers relative to compensation paid for similar positions at peer banks. In 2008, the earnings per share ranking for BOK Financial relative to the peer group was 75% and the total compensation paid ranking (for named executives) relative to the peer group was 66%. In 2007, the earning per share ranking for BOK Financial relative to the peer group was 84.2% and the total compensation paid ranking (for named executives) relative to peer group was 68.4%. For additional information regarding the determination of peer group see page 28.
The Compensation Committee is sensitive to the fact, based on experience during previous unfavorable economic cycles, that reducing executive compensation during a downturn could result in poor morale, diminished motivation and loss of high quality executives to other financial institutions and industries. Executives, like shareholders, are experiencing the effects of the economy and lower earnings on the BOK Financial stock price. By maintaining current compensation levels, the Company aims to better position BOK Financial to work through these difficult times and take full advantage of the eventual economic turnaround.
Factors Used for Establishing Executive Compensation
The following is an explanation of the primary data, metrics and criteria used by the Committee to determine compensation as more fully described in “Components of Compensation” below:
Earnings Per Share Growth Compared to Peers
•	EPS Growth is used to measure both the annual and long-term incentive under the Executive Incentive Plan.
•	The Committee views EPS Growth as an important variable used in public markets to measure profitability and determine the company’s stock price and, thus, shareholder value.
Net Direct Contribution
•
Net Direct Contribution is a mathematical calculation designed to compare the actual financial contribution of a business unit to its planned performance. Net Direct Contribution is determined, generally, by calculating the net operating income of a business unit and subtracting loan charge offs and activity charges. Activity charges typically include information technology, accounting and other back-office services provided by one business unit to another.

•
Prior to the beginning of the new fiscal year, the CEO asks executives to develop business plans which include anticipated expenses and targeted revenue for their respective areas of responsibility (the “Net Direct Contribution Plans”). The CEO and CFO, in concert with the responsible executive, review and modify the Net Direct Contribution Plans. The CEO and CFO then aggregate the Net Direct Contribution Plans to develop an overall Company-wide budget and plan (the “Annual Plan”). The Annual Plan is presented to the Company board of directors for review and comment.

•
For Mr. Bradshaw, Net Direct Contribution was linked to the financial performance of the Consumer Banking, Mortgage Banking, Wealth Management and Commercial Banking activities in Kansas City and Colorado. For Mr. Ellinor, Net Direct Contribution was linked to financial performance of Commercial Banking in Oklahoma, New Mexico, Arizona and Arkansas, Commercial Real Estate and Energy Lending, Dealer Financial Services, Private Equity-Merchant Banking, and TransFund. For Mr. Parker, Net Direct Contribution was linked to the Operations and Technology division.

•	Linking compensation to Net Direct Contribution motivates executives to achieve superior results in their particular business units, contributing to Company wide profitability.
Individual Performance Goals
•	At the beginning of each year, the CEO meets with each of the named executives to establish individual performance goals.
•	Progress is discussed with each executive periodically throughout the year.
Peer Group Compensation Data
•	The Company’s internal compensation group completes an annual peer review of executive compensation using publicly available information, including proxy statements.
•	The Independent Compensation Committee uses this information to assist in setting salary and executive incentive plan targets.
BOK Financial’s peer group is determined annually and, for 2009, includes 20 bank holding companies (10 next largest and 10 next smallest). For 2009 the peer group (the “Peer Group”) included:

Name	Total Assets ($)(1)
Fifth Third Bancorp	113,380,000
KeyCorp	93,287,000
Northern Trust Corporation	82,141,500
M & T Bank Corp	68,880,399
Comerica Inc	59,263,000
Marshall & Ilsley	57,210,000
Huntington Bancshares	51,554,665
Zions Bancorp	51,123,007
Synovus Financial Corp	32,850,071
First Horizon National	26,068,678
Associated Bancorp	22,874,142
City National Corporation	21,078,757
East West Bancorp	20,582,910
First Citizens Bancshares	18,464,832
Commerce Bancshares, Inc.	18,120,189
TCF Financial Corp	17,885,175
Webster Financial	17,739,197
Fulton Financial Corp	16,635,635
Cullen/Frost Bankshares	16,228,000
Valley National Bancorp	14,284,153
BOK Financial Corp	23,516,831

(1)	For period ending December 31, 2009.

•
The Company uses Peer Group compensation as a guide to establishing Company compensation, but does not attempt to exactly replicate the Peer Group average. The following table presents the median Peer Group annual and long-term incentive payments as a percentage of an executive’s base salary compared with the Company’s annual and long-term incentive payments as a percentage of an executive’s base salary:

	Company Incentive Payments as a					Peer Group Incentive Payments as a
	Percentage of Base Salary — 2009					Percentage of Base Salary — 2008(1)
					Combined					Combined
					Annual &					Annual &
	Annual		Long-Term		Long-Term	Annual		Long-Term		Long-Term
CEO	150%		240%		390%	150%		240%		390%
CFO	100%		150%		250%	100%		150%		250%

All other named executive officers	67%		150%		217%	56%		150%		216%
EPS Growth	-4.0	%(2)	-2.11	%(3)		-15.24	%(4)	-8.98	%(5)

(1)	Represents 2008 compensation disclosed in 2009 proxy statement.

(2)	Earnings per share growth of the Company for a trailing two-year period determined as of December 31, 2009.

(3)	Earnings per share growth of the Company for a trailing three-year period determined as of December 31, 2009.

(4)	Earnings per share growth of the median of the Peer Group for a trailing two-year period determined as of December 31, 2009.

(5)	Earnings per share growth of the median of the Peer Group for a trailing three-year period determined as of December 31, 2009.
Components of Executive Compensation
Salary — Executives receive a base salary which is paid in cash twice monthly. Each year the Compensation Committee reviews executive base salaries to determine if adjustments should be made in view of a change in executives’ roles and responsibilities, value added to the company, individual performance, experience, evaluation of peer data, and overall success of the company. The Committee considers the reports of performance and recommendations of the CEO, as well as peer data compiled by the Company’s internal compensation group and the independent consultant. The Compensation Committee has historically sought to align executive compensation with the Peer Group average for related executive roles and experience.

Executive Incentive Compensation — The Executive Incentive Plan allows the named executives, and certain executives that report directly to, or are designated by, the CEO, to earn i) an annual cash incentive, which has historically been paid in the first quarter of the year following that to which the service relates, and ii) long-term incentive, which is paid in stock options or performance shares, or a combination thereof (at the option of the executive). Stock options and performance shares are awarded on the second business Friday of January. The number of options and/or shares is subsequently adjusted at the end of the three year performance period discussed below.
Annual Incentive — Annual incentive is based on a combination of EPS Growth and Net Direct Contribution, subject to downward adjustment for failure to meet individual performance goals. The Compensation Committee receives recommendations from the CEO and determines the allocation between EPS Growth and Net Direct Contribution to be used in calculating each named executive’s annual incentive. Currently, all named executive officers (other than the CEO and CFO) receive 60% of their annual incentive based on Net Direct Contribution and 40% of their annual incentive based on EPS Growth. Because the responsibilities of CEO and CFO are not tied to any one business unit but include the Company as a whole, their annual incentive is based only on EPS Growth.
The target annual incentive compensation has historically been 50% to 60% of the named executives’ annual salaries except the target has been 75% of annual salary for the CEO. A participant earns an annual incentive based on a matrix where 33% of the targeted annual incentive compensation is earned if 80% of the goal is met, 100% of the targeted incentive compensation is earned if 100% of the goal is met, and 200% of the targeted incentive compensation is earned if 120% of the goal is met, as illustrated in the following matrix:
EPS Growth for annual incentive is measured by comparing the earning per share growth of the median of the Peer Group for a trailing two-year period determined as of the end of the year in respect to which the annual incentive is to be paid. Shareholders are being asked to approve changes to the Annual Incentive Grid in Proposal Two — Approval of the Amended and Restated Executive Incentive Plan.
The EPS Growth target for its named executives is 100% attained if the Company’s EPS Growth is equal to the median of the Peer Group earnings per share growth for a trailing two-year period determined as of the end of the year in respect to which the annual incentive is to be paid. In 2009, the trailing two year EPS Growth of BOK Financial was -4%, compared to the median trailing two year EPS Growth of the peer banks identified herein of -40.5%. As a result, named executive officers attained 200% of their EPS Growth goal for 2009. Because Company EPS growth compared to peer EPS growth exceeded the maximum performance target of 120%, each named executive officer earned the maximum annual incentive payment of 200%.

The Net Direct Contribution target for the three named executives (other than the CEO and CFO whose annual incentive is based solely on EPS Growth), is 100% of the planned Net Direct Contribution for such executive’s respective area of responsibility. For 2009, the Net Direct Contribution targets were as follows (in thousands): Mr. Bradshaw — $125,754,974; Mr. Ellinor — $138,826,211; Mr. Parker — $-(157,598,203). Mr. Parker, as Chief Information Officer, oversees business operations which include project execution, maintaining service standards and expense reduction. Unlike Mr. Bradshaw and Mr. Ellinor, whose Net Direct Contribution targets represent business unit revenue, Mr. Parker’s Net Direct Contribution is tied to operational expenses, resulting in a negative Net Direct Contribution target amount. For 2009, the named executives attained their Net Direct Contribution targets as follows: Mr. Bradshaw attained 91.7%, Mr. Ellinor attained 101.44% and Mr. Parker attained 102.6%. When averaged with the 2008 results, the results of Net Direct Contribution performance equates to an annual incentive payment of approximately 135.4% of target for Mr. Bradshaw, 80% of target for Mr. Ellinor and 153.8 % for Mr. Parker.
Long-term Incentive — Long-term incentive is based solely on EPS Growth, subject to downward adjustment for failure to meet individual performance goals. The target has historically been 100% of annual salary for all named executives other than the CEO whose target is 200% of annual salary.
An executive earns long-term incentive based on a matrix pursuant to which 25% of the targeted long-term incentive compensation is earned if the goal, less five percentage points, is met, 100% of the targeted long-term incentive compensation is earned if 100% of the goal is met, and 150% of the targeted long-term compensation is earned if the goal plus five percentage points is met, as illustrated in the following matrix:
EPS Growth for long-term incentive is measured by comparing the earnings per share growth of the median of the Peer Group for the trailing three-year period determined at the end of the three-year performance period.
The goal is equal to the median EPS Growth of the BOK Financial Peer Bank for the trailing three-year period determined at the end of the three-year performance period. In 2009, the trailing three year EPS Growth of the Company was -2.11% compared to the average trailing three year EPS Growth of the Peer Group of -29.2%. This resulted in an earned long-term incentive award of approximately 150% of base for each named executive officer. Shareholders are being asked to approve changes to the Long-Term Incentive grid in Proposal Two — Approval of the Amended and Restated Executive Incentive Plan.

Long-term incentive awards are paid in stock options or performance shares, or a combination thereof, at the option of the named executive. This flexibility allows named executives to choose the kind of award best suited to their financial needs, age, time until retirement, and other personal factors.
Stock option grants vest over a seven year period. Performance shares vest only on the fifth anniversary of the last day of the year for which the performance shares were issued and must be held for three years unless company stock ownership guidelines are met.
Up to one hundred percent of the annual incentive compensation and one hundred percent of the long-term compensation may be adjusted downward at the discretion of the Committee. The CEO recommends downward adjustments based on the failure of named executives to obtain satisfactory results and attain individually assigned goals. Shareholders are being asked to increase the downward adjustment percentage for annual and long-term incentive to one hundred percent in Proposal Two — Approval of the Amended and Restated Executive Incentive Plan.
The CEO establishes these individually assigned goals at the beginning of the fiscal year and reviews them with each named executive on a quarterly basis. The goals are related to specific business objectives in each individual executive’s area of responsibility. In 2009, there were no material adjustments made to any of the individual goals. The CEO did not recommend downward adjustments for any of the named executives. Neither the CEO nor the Committee has the authority to adjust the annual and long-term incentive target payments upwards once they have been established at the beginning of the year.
The Committee established higher annual incentive target and long-term incentive targets for Mr. Lybarger than for other named executives after reviewing peer data which reflected combined higher annual and long-term incentive compensation targets for CEOs compared to other named executives. Combined annual and long-term incentive targets for all named executives, including the CEO, are generally set to reflect the median of the BOK Financial Peer Group.
Thrift Plan — Executives may contribute to the BOK Thrift Plan, a 401(k) eligible plan. Employee contributions are matched by the company up to 6% of the base compensation based on years of service. Participants may direct the investments of their accounts in a variety of options, including BOK Financial common stock.
Pension Plan — The Pension Plan was established in 1987 as a cash balance defined benefit pension plan. Benefits are determined based on a hypothetical account balance that accumulates over time. The account balances grow based on a 5.25% interest credit on prior balances. In 2006, the company curtailed its contributions to the pension plan for all employees, including named executives; however, the hypothetical amounts continue to grow based on interest credit.
Special Grants — In 2001, BOK adopted a plan to extend the life of stock options granted in 1997, 1998 and 1999 by two years. Each year, on the day that one-seventh of the 1997, 1998 and 1999 options expire, new stock options are granted in the same number (the “Special Options”). The Special Options vest two years after the grant date and expire 45 days after vesting. The exercise price for the Special Options is the market value for BOK Financial common stock on NASDAQ on the day of grant. The final Special Options were granted in 2009.
Deferred Compensation — Four of the five named executives are party to an individual Deferred Compensation Agreement that permitted, until year-end 2004, the deferral of certain compensation. The CEO is the only named executive officer that is party to an Amended and Restated 409A Deferred Compensation Agreement which currently allows awards of performance shares and options to be deferred. The executive Deferred Compensation agreements are discussed in further detail under “Nonqualified Deferred Compensation” on page 51.

Perquisites and Other Personal Benefits — Other than the participation in the plans and programs described above, benefits which are very immaterial in nature, or benefits which are provided to employees generally such as health and dental insurance, the Company does not provide perquisites or other personal benefits to named executive officers.
Compensation Philosophy and Objectives
The BOK Financial executive compensation program has many objectives, all of which are designed to enhance Company value. Because no single type of compensation award or performance criteria could achieve all objectives, several types of compensation performance criteria and awards are used to achieve the maximum benefit from executive compensation.
There is no pre-established policy or target for allocating executive compensation between cash and equity, long-term and short-term. Rather, the Committee considers its varied objectives, personal performance, company performance and data regarding Peer Group compensation to establish the appropriate level and mix of incentive compensation. The Committee has generally chosen not to consider the benefits to named executives from previously awarded compensation other than to establish a baseline for future compensation.
Company executive compensation objectives include:
Sustained, Above Peer Performance — BOK Financial rewards sustained, above peer performance through a five year compensation continuum in the Executive Incentive Plan consisting of a two year EPS Growth look back for annual compensation and a three year forward-looking EPS Growth for long-term compensation.
Individual Performance and Teamwork — Annual incentive compensation promotes individual performance with a percentage of annual incentive compensation being based on Net Direct Contribution (except for the CEO and CFO) and a percentage being based on EPS Growth, with potential downward adjustments for failure to meet individual performance goals. Long-term compensation, based entirely on EPS Growth, promotes teamwork by rewarding success of the Company as a whole.
Link Compensation to Operational Results — By using EPS Growth and Net Direct Contribution as the metrics for performance, both annual and long-term compensation are directly tied to financial performance of the Company. The Committee also considers the financial success of the Company when determining salary.
Competition with Peer Banks — To attract and retain superior executives, BOK Financial strives to provide levels of compensation comparable to competitor banks. The Committee considers peer compensation data when establishing salary and incentive compensation targets.
Align Executive Interests with Shareholder Interests — While BOK Financial does not have a specific policy or target for determining the allocation between equity and cash awards, the Company does promote equity ownership to align executive interests with shareholder interests. All long-term executive compensation is paid in stock options or performance shares. Stock ownership guidelines require the CEO to own 75,000 shares of company stock. All other named executives must own 20,000 shares of company stock. Executives who fail to meet the stock ownership guidelines may not sell BOK Financial stock until such ownership amounts are attained.

Long-term Commitment to the Company — BOK Financial values company experience and stability of operations. BOK Financial promotes loyalty through an extended seven year stock option vesting period and a five year performance share vesting period. Further, long-term incentive is earned after a three year performance period.
Change in Control and Termination Benefits
The Company has a limited number of changes in control benefits for executive officers. If an executive, or any employee of BOK Financial, is terminated within one year after a “change in control” (as defined in footnote 3 on page 54), and such termination is other than “for cause” (as defined in footnote 2 on page 54), then all unvested performance shares and stock options he or she has been granted vest. Stock options must then be exercised within 90 days of the change in control. Mr. Lybarger’s employment agreement provides that Mr. Lybarger may terminate his employment agreement upon a “change in control” (as defined in footnote 4 on page 51) and receive severance and other benefits more fully described on page 52. These change in control benefits have been in effect since the creation of the BOK Financial stock option plan and the initial employment agreement with Mr. Lybarger in 1991. The Company believes the provisions are generally in line with current market practices and has seen no reason, to this point, to provide additional change in control protection.
Executive officers receive the same severance benefits as other BOK Financial employees which are based upon the amount of time a person has been employed by the Company. Mr. Lybarger, Mr. Bradshaw, Mr. Ellinor and Mr. Parker are entitled to receive additional severance pursuant to their employment agreements as more fully described in Potential Payments Upon Termination found on pages 53-54. The Company believes that the severance and termination payments help recruit and retain senior executives by protecting them in the event their positions are adversely impacted by an unexpected change in circumstance and are consistent with those offered by competitors.
Stock Option Grant Policy
In 2004, BOK Financial initiated a policy of granting all Company stock options, to both named executives and all other Company employees, on the first business Friday in January (other than the “Special Options” described above). This date was chosen by the Chief Executive Officer and the Chairman of the Board and is also the date that performance shares are awarded pursuant to the Executive Incentive Plan. In 2006, the pre-established grant date was changed to the second business Friday in January to account for administrative challenges during the holiday season (the “Grant Date”).
All stock options awarded by BOK Financial are priced at the market value for BOK Financial common stock on NASDAQ as of the Grant Date. There is no program or policy to coordinate the granting of options with the release of material non-public information as all grants occur on the Grant Date, including those made to new executive officers.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code — Both annual incentive and long-term awards made pursuant to the Executive Incentive Plan are designed to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly-held company is allowed to deduct each year for the compensation paid to each of the corporation’s chief executive officer and three most highly compensated executive officers other than the chief financial officer. However, performance-based compensation determined in accordance with IRS regulations is not subject to the limit. In order to qualify as performance-based compensation, payments must be computed on the basis of an objective, performance-based standard determined by a committee that consists solely of two or more voting outside directors and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to and approved by the shareholders.

Section 409A of the Internal Revenue Code — If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to substantial risk of forfeiture. In such case, the Service Provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit included in the income. The Company believes all deferred compensation benefits currently comply with 409A.
Compensation Committee Report
The Compensation Committee held three meetings during fiscal year 2009. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and delivered to shareholders.
INDEPENDENT COMPENSATION COMMITTEE
Gregory S. Allen (Chairman)
Chester E. Cadieux, III (non-voting)
David F. Griffin (non-voting)
George B. Kaiser (non-voting)
Steven J. Malcolm

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2009 about the Company’s equity compensation plans in effect at December 31, 2009. Plans included in the following table consist of the BOKF 2000, 2001 and 2003 Stock Option Plans, as well as the 2003 Executive Incentive Plan, the 2009 Omnibus Incentive Plan and the BOKF Directors Stock Compensation Plan. The material features of the various stock-based compensation plans are described within Note 12 of the Company’s Notes to Consolidated Financial Statements, which was included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2010.

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in the
Plan Category	warrants, and rights	warrants, and rights	first column)
Equity compensation plans approved by security holders: stock options	3,521,763	$44.58	8,146,569	(1)
Non-vested common shares	282,772	Not applicable	287,373

Sub-total	3,804,535		8,433,942
Equity compensation plans not approved by security holders	None	None	None

Total	3,804,535		8,432,735	(1)

(1)	Includes 459,853 shares of common stock which may be awarded pursuant to the BOK Financial Directors Stock Compensation Plan.

EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table sets forth summary information concerning the compensation for the past three fiscal years of those persons who were, at December 31, 2009, (i) the Chief Executive Officer (Mr. Lybarger), (ii) the Chief Financial Officer (Mr. Nell), and (iii) the three other most highly compensated executive officers of the Company. Because of the value of Mr. Lybarger’s pension benefit, which reflects 33 years of service, and the fact a greater portion of Mr. Lybarger’s compensation has been deferred, column (h) for Mr. Lybarger differs significantly from the other named executives. Executives who did not have the ability to defer income or who chose not to defer income are not required to disclose investment income on the Summary Compensation Table.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value
							&
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Award	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Stanley A. Lybarger	2009	$828,600	$0	$298,411	$2,787,019	$1,242,900	$3,431,769	$29,400	$8,618,099
President & Chief Executive Officer, BOK Financial and BOK	2008	$828,600	$0	$616,482	$2,485,780	$1,242,900	($2,456,217)	$27,600	$2,745,145
	2007	$828,600	$0	$1,006,752	$1,107,805	$1,242,900	$1,612,701	$27,000	$5,825,757

Steven E. Nell	2009	$388,749	$0	$283,770	$277,514	$395,000	$48,813	$29,400	$1,423,246
Executive Vice President, Chief Financial Officer, BOK Financial and BOK	2008	$370,000	$0	$458,480	$0	$370,000	($32,232)	$27,600	$1,193,848
	2007	$345,000	$0	$391,445	$23,852	$345,000	($5,117)	$27,000	$1,127,179

Steven G. Bradshaw	2009	$440,000	$0	$259,626	$400,000	$361,529	$38,194	$29,400	$1,528,750
Senior Executive Vice President, Consumer Banking and Wealth Mgmt, BOK	2008	$425,000	$0	$273,258	$369,720	$358,666	($8,745)	$27,600	$1,445,499
	2007	$400,000	$0	$263,231	$305,519	$340,114	$6,110	$157,969	$1,472,943

Daniel H. Ellinor	2009	$442,500	$0	$256,903	$413,790	$213,600	$4,897	$75,060	$1,406,750
Senior Executive Vice President, BOK	2008	$435,000	$0	$275,389	$388,405	$208,800	$5,213	$24,188	$1,336,995
	2007	$410,000	$0	$247,119	$322,778	$350,768	$9,059	$6,750	$1,346,475

Donald T. Parker	2009	$366,250	$150,000	$297,186	$149,995	$284,631	$0	$116,308	$1,364,370
Executive Vice President, Operations and Technology, BOK Financial	2008	$355,000	$0	$313,114	$0	$271,723	$0	$76,258	$1,016,095
	2007	$330,000	$100,000	$348,429	$0	$251,585	$0	$92,517	$1,122,531

(1)
The amounts in column (e) for 2009 are the dollar amounts of the aggregate grant date fair value of stock awards granted during the fiscal year. For awards subject to performance conditions (as defined in FASB ASC Topic 718), the grant date fair value for 2009 was reported based on the probable outcome of the performance conditions, determined as of the grant date. The amounts in column (e) for 2008 and 2007 have also been recomputed to reflect the probable outcome of the performance conditions. The Company’s policy regarding the valuation of stock compensation and assumptions used in the calculation of the grant-date fair value of stock compensation are included in footnotes 1 and 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2009 which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2010.

(2)
The amounts in column (f) for 2009 are the dollar amounts of the aggregate grant date fair value of option awards granted during the fiscal year. For awards subject to performance conditions (as defined in FASB ASC Topic 718), the grant date fair value for 2009 was reported based on the probable outcome of the performance conditions, determined as of the grant date. The amounts in column (f) for 2008 and 2007 have also been recomputed to reflect the probable outcome of the performance conditions. The Company’s policy regarding the valuation of stock compensation and assumptions used in the calculation of the grant-date fair value of stock compensation are included in footnotes 1 and 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2009 which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2010.

(3)
The amounts in column (g) reflect the annual cash awards made pursuant to the Executive Incentive Plan, which is discussed in further detail on page 29 under the heading “Components of Executive Compensation.”

(4)
The amounts in column (h) for 2009 include (i) the actuarial increase in the present value of the named executive officer’s benefits under the Company pension plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested as follows: Lybarger, $51,583; Nell, $22,189; Bradshaw, $26,257; Ellinor, $4,437; Parker, $0 and (ii) Nonqualified Deferred Compensation Earnings further described in column (d) of the Nonqualified Deferred Compensation Table on page 51.

(5)
Amounts shown in column (i) for 2009 are derived from Company matching contributions to the 401(k) Thrift Plan as follows: Lybarger $29,400; Nell, $29,400; Bradshaw, $29,400; Ellinor, $14,700; Parker, $7,350. Amounts also include: Ellinor distribution from deferred compensation plan of $60,360 and Parker taxable moving expense of $108,958.

OPTION EXERCISES AND STOCK VESTED
The following table includes certain information concerning the exercise of stock options and the vesting of performance shares by the named executive officers during the fiscal year 2009:

	Option Awards				Stock Awards
(a)	(b)		(c)		(d)	(e)
	Number of				Number of Shares
	Shares Acquired		Value Realized		Acquired on	Value Realized
	on Exercise		on Exercise		Vesting	on Vesting
Name	(#)		($)		(#)	($)
Stanley A. Lybarger	1,951	(1)	$92,102	(1)	0	$0
Steven E. Nell	1,899		$127,355		0	$0
Steven G. Bradshaw	3,435		$228,767		3,024	$211,226
Daniel H. Ellinor	9,063		$26,843		3,510	$245,156
Donald T. Parker	0		$0		0	$0

(1)	Represents amounts deferred at the option of Mr. Lybarger.
GRANTS OF PLAN BASED AWARDS
The following table sets forth certain information with respect to (i) non-equity annual incentive awards made pursuant to the Executive Incentive Plan, (ii) the options and performance shares awarded as long-term compensation pursuant to the Executive Incentive Plan, and (iii) stock options awarded pursuant to the BOK Financial 2001 Stock Option Plan.

		Estimated Future payouts Under			Estimated Future payouts Under
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
								All	All Other
								Other	Option
								Stock	Awards:
								Awards:	Number		Grant
								Number	of	Exercise	Date Fair
								of	Securities	or Base	Value of
								Shares	Under-	Price of	Stock and
								of Stock	lying	Option	Option
EMPLOYEE	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Award	Awards
NAME	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)(5)	($)(6)

Stanley A. Lybarger	[1]	$0	$621,450	$1,242,900
	1/9/09 [3]	—	—	—	11,304	45,217	67,826				$2,485,805
	12/24/09[4]	—	—	—	—	—	—	—	8,039	$47.67	$40,838
Steven E. Nell	[1]	$0	$197,500	$395,000
	1/9/09 [2]	—	—	—	4,798	19,191	28,786			$36.65	$154,869
	1/9/09 [3]	—	—	—	1,262	5,048	7,572				$277,514
	12/24/09[4]	—	—	—					965	$47.67	$4,902
Steven G. Bradshaw	[1]	$0	$267,000	$534,000
	1/9/09 [2]	—	—	—	5,511	22,043	33,065			$36.65	$177,890
	1/9/09 [3]	—	—	—	1,450	5,798	8,697				$318,745
	12/24/09[4]	—	—	—					2,412	$47.67	$12,253
Daniel H. Ellinor	[1]	$0	$267,000	$534,000
	1/9/09 [2]	—	—	—	5,641	22,562	33,843			$36.65	$182,075
	1/9/09 [3]	—	—	—	1,484	5,935	8,903				$326,277
Donald T. Parker	[1]	$0	$185,000	$370,000
	1/9/09 [2]	—	—	—	9,207	36,826	55,239			$36.65	$297,186

(1)
Represents annual incentive targets established by the Independent Compensation Committee on February 24, 2009 for service performed in 2009. Annual incentive cash awards were finalized and approved by the Independent Compensation Committee on February 23, 2010 and are provided in column (g), “Summary Compensation Table” on page 37 herein.

(2)
Represents stock options granted as long-term incentive pursuant to the Executive Incentive Plan. The awards relate to services performed in 2008. The stock options vest 1/7 each year in accordance with the BOK Financial 2003 Stock Option Plan (as amended), and terminate three years after vesting. The number of stock options is subject to adjustment based on EPS Growth over a three year performance period as further described in “Compensation Discussion and Analysis” on page 24 herein.

(3)
Represents performance shares granted as long-term incentive pursuant to the Executive Incentive plan. The awards relate to services performed in 2008. Performance shares vest on the fifth anniversary of the last day of the year for which the performance shares were issued. The performance shares may not be sold for three years unless certain stock ownership guidelines are met as further described in “Compensation Discussion and Analysis” on page 24 herein. The amount of performance shares are subject to adjustment based on EPS Growth over a three year performance period as further described in “Compensation Discussion and Analysis” on page 24 herein.

(4)
Represents stock options awarded pursuant to the BOK Financial 2001 Stock Option Plan. In 2001, BOk adopted a plan to extend the life of stock options granted in 1999 by two years. Each year, on the day that one-seventh of the 1999 options expire, new stock options are granted in the same number (the “Special Options”). The Special Options vest two years after the grant date and expire 45 days after vesting. The exercise price for the Special Options is the market value for BOK Financial common stock on NASDAQ on the day of grant. The purpose and effect of the 2001 Stock Option Plan was to help retain executives at a time when the stock price was lagging. The 2001 option program was awarded to all employees who received options in 1999 and who were still employed by the Company.

(5)
The exercise price for all stock option awards is the fair market value of BOK Financial common stock on the date the award is granted. For further discussion of the Company’s Stock Option Grant Policy see page 34 herein.

(6)
Amounts reported in column (l) represent the grant-date fair value of non-vested stock and stock options awarded. For awards subject to performance conditions (as defined in FASB ASC Topic 718), the grant date fair value was reported based on the probable outcome of the performance conditions, determined as of the grant date. The Company’s policy regarding the valuation of stock compensation is included in footnote 1 and assumptions used in the calculation of the grant-date fair value of stock compensation is included in footnote 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2009 which was included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table includes stock options and performance shares outstanding as of December 31, 2009.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
								Equity
								Incentive
			Equity					Plan
			Incentive					Awards:
			Plan				Market	Number of
			Awards:				Value of	Unearned
		Number of	Number			Number of	Shares	Shares,	Equity Incentive
	Number of	Securities	of			Shares or	or Units	Units or	Plan Awards:
	Securities	Underlying	Securities			Units of	of Stock	Other	Market or Payout
	Underlying	Unexercised	Underlying			Stock	That	Rights	Value of Unearned
	Unexercised	Options	Unexercised	Option		That Have	Have	That Have	Shares, Units or
	Options	Un-	Unearned	Exercise	Option	Not	Not	Not	Other Rights That
	Exercisable	exercisable	Options	Price	Expiration	Vested	Vested	Vested	have Not Vested
Name	(#)(1)	(#)(1)	(#)(2)	($)	Date	(#)(3)	($)(4)	(#)(5)	($)(4)
Stanley A. Lybarger	8,039	—	—	$17.37	12/18/2010	—	—	—	—
Stanley A. Lybarger	7,805	—	—	$28.27	12/18/2010	—	—	—	—
Stanley A. Lybarger	7,805	—	—	$28.27	12/18/2011	—	—	—	—
Stanley A. Lybarger	6,462	—	—	$30.50	3/24/2010	—	—	—	—
Stanley A. Lybarger	6,461	—	—	$30.50	3/24/2011	—	—	—	—
Stanley A. Lybarger	6,462	—	—	$30.50	3/24/2012	—	—	—	—
Stanley A. Lybarger	—	6,462	—	$30.50	3/24/2013	—	—	—	—
Stanley A. Lybarger	8,807	—	—	$37.74	1/6/2011	—	—	—	—
Stanley A. Lybarger	8,806	—	—	$37.74	1/6/2012	—	—	—	—
Stanley A. Lybarger	—	8,807	—	$37.74	1/6/2013	—	—	—	—
Stanley A. Lybarger	—	8,807	—	$37.74	1/6/2014	—	—	—	—
Stanley A. Lybarger	21,619	—	—	$47.34	1/6/2011	—	—	—	—
Stanley A. Lybarger	21,619	—	—	$47.34	1/6/2012	—	—	—	—
Stanley A. Lybarger	—	21,619	—	$47.34	1/6/2013	—	—	—	—
Stanley A. Lybarger	—	21,618	—	$47.34	1/6/2014	—	—	—	—
Stanley A. Lybarger	—	21,619	—	$47.34	1/6/2015	—	—	—	—
Stanley A. Lybarger	—	11,195	—	$47.05	1/5/2011	—	—	—	—
Stanley A. Lybarger	—	11,195	—	$47.05	1/5/2012	—	—	—	—
Stanley A. Lybarger	—	—	11,195	$47.05	1/5/2013	—	—	—	—
Stanley A. Lybarger	—	—	11,195	$47.05	1/5/2014	—	—	—	—
Stanley A. Lybarger	—	—	11,195	$47.05	1/5/2015	—	—	—	—
Stanley A. Lybarger	—	—	11,195	$47.05	1/5/2016	—	—	—	—
Stanley A. Lybarger	—	—	6,650	$54.33	1/11/2011	—	—	—	—

	Option Awards							Stock Awards
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
										Equity
										Incentive
					Equity					Plan
					Incentive					Awards:
					Plan				Market	Number of
					Awards:				Value of	Unearned
			Number of		Number			Number of	Shares	Shares,	Equity Incentive
	Number of		Securities		of			Shares or	or Units	Units or	Plan Awards:
	Securities		Underlying		Securities			Units of	of Stock	Other	Market or Payout
	Underlying		Unexercised		Underlying			Stock	That	Rights	Value of Unearned
	Unexercised		Options		Unexercised	Option		That Have	Have	That Have	Shares, Units or
	Options		Un-		Unearned	Exercise	Option	Not	Not	Not	Other Rights That
	Exercisable		exercisable		Options	Price	Expiration	Vested	Vested	Vested	have Not Vested
Name	(#)(1)		(#)(1)		(#)(2)	($)	Date	(#)(3)	($)(4)	(#)(5)	($)(4)
Stanley A. Lybarger	—		—		6,650	$54.33	1/11/2012	—	—	—	—
Stanley A. Lybarger	—		—		6,650	$54.33	1/11/2013	—	—	—	—
Stanley A. Lybarger	—		—		6,650	$54.33	1/11/2014	—	—	—	—
Stanley A. Lybarger	—		—		6,650	$54.33	1/11/2015	—	—	—	—
Stanley A. Lybarger	—		—		6,650	$54.33	1/11/2016	—	—	—	—
Stanley A. Lybarger	—		—		6,650	$54.33	1/11/2017	—	—	—	—
Stanley A. Lybarger	8,280	*	—		—	$54.28	1/17/2010	—	—	—	—
Stanley A. Lybarger	8,039	*	—		—	$53.88	2/7/2010	—	—	—	—
Stanley A. Lybarger	—		8,280	*	—	$44.30	1/17/2011	—	—	—	—
Stanley A. Lybarger	—		8,039	*	—	$38.91	2/6/2011	—	—	—	—
Stanley A. Lybarger	—		8,039	*	—	$47.67	2/7/2012	19,205	$912,621	—	—
Stanley A. Lybarger	—		—		—	—	—	—	—	12,201	$579,791
Stanley A. Lybarger	—		—		—	—	—	—	—	34,197	$1,625,041
Stanley A. Lybarger	—		—		—	—	—	—	—	45,217	$2,148,712

Steven E. Nell	1,287		—		—	$17.37	12/18/2010	—	—	—	—
Steven E. Nell	1,561		—		—	$28.27	12/18/2010	—	—	—	—
Steven E. Nell	1,561		—		—	$28.27	12/18/2011	—	—	—	—
Steven E. Nell	1,818		—		—	$30.87	1/2/2011	—	—	—	—
Steven E. Nell	1,819		—		—	$30.87	1/2/2012	—	—	—	—
Steven E. Nell	—		1,819		—	$30.87	1/2/2013	—	—	—	—
Steven E. Nell	1,849		—		—	$37.74	1/6/2011	—	—	—	—
Steven E. Nell	1,850		—		—	$37.74	1/6/2012	—	—	—	—
Steven E. Nell	—		1,849		—	$37.74	1/6/2013	—	—	—	—
Steven E. Nell	—		1,850		—	$37.74	1/6/2014	—	—	—	—
Steven E. Nell	4,874		—		—	$47.34	1/6/2010	—	—	—	—
Steven E. Nell	4,874		—		—	$47.34	1/6/2011	—	—	—	—

	Option Awards						Stock Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
									Incentive
				Equity					Plan
				Incentive					Awards:
				Plan				Market	Number of
				Awards:				Value of	Unearned
			Number of	Number			Number of	Shares	Shares,	Equity Incentive
	Number of		Securities	of			Shares or	or Units	Units or	Plan Awards:
	Securities		Underlying	Securities			Units of	of Stock	Other	Market or Payout
	Underlying		Unexercised	Underlying			Stock	That	Rights	Value of Unearned
	Unexercised		Options	Unexercised	Option		That Have	Have	That Have	Shares, Units or
	Options		Un-	Unearned	Exercise	Option	Not	Not	Not	Other Rights That
	Exercisable		exercisable	Options	Price	Expiration	Vested	Vested	Vested	have Not Vested
Name	(#)(1)		(#)(1)	(#)(2)	($)	Date	(#)(3)	($)(4)	(#)(5)	($)(4)
Steven E. Nell	4,875		—	—	$47.34	1/6/2012	—	—	—	—
Steven E. Nell	—		4,874	—	$47.34	1/6/2013	—	—	—	—
Steven E. Nell	—		4,874	—	$47.34	1/6/2014	—	—	—	—
Steven E. Nell	—		4,875	—	$47.34	1/6/2015	—	—	—	—
Steven E. Nell	5,391		—		$47.05	1/5/2010	—	—	—	—
Steven E. Nell	5,389		—		$47.05	1/5/2011	—	—	—	—
Steven E. Nell	5,390		—		$47.05	1/5/2012	—	—	—	—
Steven E. Nell	—		—	5,389	$47.05	1/5/2013	—	—	—	—
Steven E. Nell	—		—	5,390	$47.05	1/5/2014	—	—	—	—
Steven E. Nell	—		—	5,389	$47.05	1/5/2015	—	—	—	—
Steven E. Nell	—		—	5,390	$47.05	1/5/2016	—	—	—	—
Steven E. Nell	—		—	3,161	$54.33	1/11/2011	—	—	—	—
Steven E. Nell	—		—	3,160	$54.33	1/11/2012	—	—	—	—
Steven E. Nell	—		—	3,160	$54.33	1/11/2013	—	—	—	—
Steven E. Nell	—		—	3,160	$54.33	1/11/2014	—	—	—	—
Steven E. Nell	—		—	3,160	$54.33	1/11/2015	—	—	—	—
Steven E. Nell	—		—	3,160	$54.33	1/11/2016	—	—	—	—
Steven E. Nell	—		—	3,160	$54.33	1/12/2017	—	—	—	—
Steven E. Nell	745	*	—	—	$54.28	1/17/2010	—	—	—	—
Steven E. Nell	965	*	—	—	$53.88	2/7/2010	—	—	—	—
Steven E. Nell	—		—	6,202	$48.46	1/10/2012	—	—	—	—
Steven E. Nell	—		—	6,202	$48.46	1/10/2013	—	—	—	—
Steven E. Nell	—		—	6,202	$48.46	1/10/2014	—	—	—	—
Steven E. Nell	—		—	6,202	$48.46	1/10/2015	—	—	—	—
Steven E. Nell	—		—	6,202	$48.46	1/10/2016	—	—	—	—
Steven E. Nell	—		—	6,202	$48.46	1/10/2017	—	—	—	—

	Option Awards						Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
									Incentive
				Equity					Plan
				Incentive					Awards:
				Plan				Market	Number of
				Awards:				Value of	Unearned
		Number of		Number			Number of	Shares	Shares,	Equity Incentive
	Number of	Securities		of			Shares or	or Units	Units or	Plan Awards:
	Securities	Underlying		Securities			Units of	of Stock	Other	Market or Payout
	Underlying	Unexercised		Underlying			Stock	That	Rights	Value of Unearned
	Unexercised	Options		Unexercised	Option		That Have	Have	That Have	Shares, Units or
	Options	Un-		Unearned	Exercise	Option	Not	Not	Not	Other Rights That
	Exercisable	exercisable		Options	Price	Expiration	Vested	Vested	Vested	have Not Vested
Name	(#)(1)	(#)(1)		(#)(2)	($)	Date	(#)(3)	($)(4)	(#)(5)	($)(4)
Steven E. Nell	—	—		6,202	$48.46	1/10/2018	—	—	—	—
Steven E. Nell	—	745	*	—	$44.30	1/17/2011	—	—	—	—
Steven E. Nell	—	965	*	—	$38.91	2/6/2011	—	—	—	—
Steven E. Nell	—	—		4,112	$36.65	1/8/2013	—	—	—	—
Steven E. Nell	—	—		4,112	$36.65	1/8/2014	—	—	—	—
Steven E. Nell	—	—		4,112	$36.65	1/8/2015	—	—	—	—
Steven E. Nell	—	—		4,113	$36.65	1/8/2016	—	—	—	—
Steven E. Nell	—	—		4,112	$36.65	1/8/2017	—	—	—	—
Steven E. Nell	—	—		4,112	$36.65	1/8/2018	—	—	—	—
Steven E. Nell	—	—		4,113	$36.65	1/8/2019	—	—	—	—
Steven E. Nell	—	965	*	—	$47.67	2/7/2012	—	—	—	—
Steven E. Nell	—	—		—		-- --	—	—	5,048	$239,880

Steven G. Bradshaw	2,412	—		—	$17.37	12/18/2010	—	—	—	—
Steven G. Bradshaw	2,341	—		—	$28.27	12/18/2010	—	—	—	—
Steven G. Bradshaw	2,342	—		—	$28.27	12/18/2011	—	—	—	—
Steven G. Bradshaw	2,576	—		—	$30.87	1/2/2011	—	—	—	—
Steven G. Bradshaw	2,576	—		—	$30.87	1/2/2012	—	—	—	—
Steven G. Bradshaw	—	2,577		—	$30.87	1/2/2013	—	—	—	—
Steven G. Bradshaw	2,466	—		—	$37.74	1/6/2011	—	—	—	—
Steven G. Bradshaw	2,466	—		—	$37.74	1/6/2012	—	—	—	—
Steven G. Bradshaw	—	2,466		—	$37.74	1/6/2013	—	—	—	—
Steven G. Bradshaw	—	2,466		—	$37.74	1/6/2014	—	—	—	—
Steven G. Bradshaw	2,730	—		—	$47.34	1/6/2010	—	—	—	—
Steven G. Bradshaw	2,730	—		—	$47.34	1/6/2011	—	—	—	—
Steven G. Bradshaw	2,729	—		—	$47.34	1/6/2012	—	—	—	—
Steven G. Bradshaw	—	2,730		—	$47.34	1/6/2013	—	—	—	—

	Option Awards							Stock Awards
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
										Equity
										Incentive
					Equity					Plan
					Incentive					Awards:
					Plan				Market	Number of
					Awards:				Value of	Unearned
			Number of		Number			Number of	Shares	Shares,	Equity Incentive
	Number of		Securities		of			Shares or	or Units	Units or	Plan Awards:
	Securities		Underlying		Securities			Units of	of Stock	Other	Market or Payout
	Underlying		Unexercised		Underlying			Stock	That	Rights	Value of Unearned
	Unexercised		Options		Unexercised	Option		That Have	Have	That Have	Shares, Units or
	Options		Un-		Unearned	Exercise	Option	Not	Not	Not	Other Rights That
	Exercisable		exercisable		Options	Price	Expiration	Vested	Vested	Vested	have Not Vested
Name	(#)(1)		(#)(1)		(#)(2)	($)	Date	(#)(3)	($)(4)	(#)(5)	($)(4)
Steven G. Bradshaw	—		2,730		—	$47.34	1/6/2014	—	—	—	—
Steven G. Bradshaw	—		2,730		—	$47.34	1/6/2015	—	—	—	—
Steven G. Bradshaw	3,021		—		—	$47.05	1/5/2010	—	—	—	—
Steven G. Bradshaw	3,020		—		—	$47.05	1/5/2011	—	—	—	—
Steven G. Bradshaw	3,020		—		—	$47.05	1/5/2012	—	—	—	—
Steven G. Bradshaw	—		—		3,020	$47.05	1/5/2013	—	—	—	—
Steven G. Bradshaw	—		—		3,020	$47.05	1/5/2014	—	—	—	—
Steven G. Bradshaw	—		—		3,020	$47.05	1/5/2015	—	—	—	—
Steven G. Bradshaw	—		—		3,020	$47.05	1/5/2016	—	—	—	—
Steven G. Bradshaw	—		—		1,831	$54.33	1/11/2011	—	—	—	—
Steven G. Bradshaw	—		—		1,830	$54.33	1/11/2012	—	—	—	—
Steven G. Bradshaw	—		—		1,831	$54.33	1/11/2013	—	—	—	—
Steven G. Bradshaw	—		—		1,831	$54.33	1/11/2014	—	—	—	—
Steven G. Bradshaw	—		—		1,831	$54.33	1/11/2015	—	—	—	—
Steven G. Bradshaw	—		—		1,831	$54.33	1/11/2016	—	—	—	—
Steven G. Bradshaw	—		—		1,831	$54.33	1/11/2017	—	—	—	—
Steven G. Bradshaw	1,159	*	—		—	$54.28	1/17/2010	—	—	—	—
Steven G. Bradshaw	2,412	*	—		—	$53.88	2/7/2010	—	—	—	—
Steven G. Bradshaw	—		—		3,596	$48.46	1/10/2012	—	—	—	—
Steven G. Bradshaw	—		—		3,595	$48.46	1/10/2013	—	—	—	—
Steven G. Bradshaw	—		—		3,596	$48.46	1/10/2014	—	—	—	—
Steven G. Bradshaw	—		—		3,595	$48.46	1/10/2015	—	—	—	—
Steven G. Bradshaw	—		—		3,595	$48.46	1/10/2016	—	—	—	—
Steven G. Bradshaw	—		—		3,595	$48.46	1/10/2017	—	—	—	—
Steven G. Bradshaw	—		—		3,596	$48.46	1/10/2018	—	—	—	—
Steven G. Bradshaw	—		1,159	*		$44.30	1/17/2011	—	—	—	—

	Option Awards						Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
									Incentive
				Equity					Plan
				Incentive					Awards:
				Plan				Market	Number of
				Awards:				Value of	Unearned
		Number of		Number			Number of	Shares	Shares,	Equity Incentive
	Number of	Securities		of			Shares or	or Units	Units or	Plan Awards:
	Securities	Underlying		Securities			Units of	of Stock	Other	Market or Payout
	Underlying	Unexercised		Underlying			Stock	That	Rights	Value of Unearned
	Unexercised	Options		Unexercised	Option		That Have	Have	That Have	Shares, Units or
	Options	Un-		Unearned	Exercise	Option	Not	Not	Not	Other Rights That
	Exercisable	exercisable		Options	Price	Expiration	Vested	Vested	Vested	have Not Vested
Name	(#)(1)	(#)(1)		(#)(2)	($)	Date	(#)(3)	($)(4)	(#)(5)	($)(4)
Steven G. Bradshaw	—	2,412	*		$38.91	2/6/2011	—	—	—	—
Steven G. Bradshaw	—	—		4,724	$36.65	1/8/2013	—	—	—	—
Steven G. Bradshaw	—	—		4,724	$36.65	1/8/2014	—	—	—	—
Steven G. Bradshaw	—	—		4,723	$36.65	1/8/2015	—	—	—	—
Steven G. Bradshaw	—	—		4,723	$36.65	1/8/2016	—	—	—	—
Steven G. Bradshaw	—	—		4,724	$36.65	1/8/2017	—	—	—	—
Steven G. Bradshaw	—	—		4,723	$36.65	1/8/2018	—	—	—	—
Steven G. Bradshaw	—	—		4,724	$36.65	1/8/2019	—	—	—	—
Steven G. Bradshaw		2,412	*	—	$47.67	2/7/2012	—	—	—	—
Steven G. Bradshaw	—	—		—	—	—	5,181	$246,201	—	—
Steven G. Bradshaw	—	—		—	—	—	—	—	3,359	$159,620
Steven G. Bradshaw	—	—		—	—	—	—	—	4,127	$196,115
Steven G. Bradshaw	—	—		—	—	—	—	—	5,798	$275,521
							—	—	—	—
Daniel H. Ellinor	2,642	—		—	$37.74	1/6/2011	—	—	—	—
Daniel H. Ellinor	2,642	—		—	$37.74	1/6/2012	—	—	—	—
Daniel H. Ellinor	—	2,642		—	$37.74	1/6/2013	—	—	—	—
Daniel H. Ellinor	—	2,643		—	$37.74	1/6/2014	—	—	—	—
Daniel H. Ellinor	3,168	—		—	$47.34	1/6/2011	—	—	—	—
Daniel H. Ellinor	3,168	—		—	$47.34	1/6/2012	—	—	—	—
Daniel H. Ellinor	—	3,168		—	$47.34	1/6/2013	—	—	—	—
Daniel H. Ellinor	—	3,168		—	$47.34	1/6/2014	—	—	—	—
Daniel H. Ellinor	—	3,169		—	$47.34	1/6/2015	—	—	—	—
Daniel H. Ellinor	3,252	—		—	$47.05	1/5/2011	—	—	—	—
Daniel H. Ellinor	3,252	—		—	$47.05	1/5/2012	—	—	—	—
Daniel H. Ellinor	—	—		3,253	$47.05	1/5/2013	—	—	—	—
Daniel H. Ellinor	—	—		3,253	$47.05	1/5/2014	—	—	—	—

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
								Equity
								Incentive
			Equity					Plan
			Incentive					Awards:
			Plan				Market	Number of
			Awards:				Value of	Unearned
		Number of	Number			Number of	Shares	Shares,	Equity Incentive
	Number of	Securities	of			Shares or	or Units	Units or	Plan Awards:
	Securities	Underlying	Securities			Units of	of Stock	Other	Market or Payout
	Underlying	Unexercised	Underlying			Stock	That	Rights	Value of Unearned
	Unexercised	Options	Unexercised	Option		That Have	Have	That Have	Shares, Units or
	Options	Un-	Unearned	Exercise	Option	Not	Not	Not	Other Rights That
	Exercisable	exercisable	Options	Price	Expiration	Vested	Vested	Vested	have Not Vested
Name	(#)(1)	(#)(1)	(#)(2)	($)	Date	(#)(3)	($)(4)	(#)(5)	($)(4)
Daniel H. Ellinor	—	—	3,252	$47.05	1/5/2015	—	—	—	—
Daniel H. Ellinor	—	—	3,252	$47.05	1/5/2016	—	—	—	—
Daniel H. Ellinor	—	—	1,931	$54.33	1/11/2011	—	—	—	—
Daniel H. Ellinor	—	—	1,931	$54.33	1/11/2012	—	—	—	—
Daniel H. Ellinor	—	—	1,931	$54.33	1/11/2013	—	—	—	—
Daniel H. Ellinor	—	—	1,931	$54.33	1/11/2014	—	—	—	—
Daniel H. Ellinor	—	—	1,931	$54.33	1/11/2015	—	—	—	—
Daniel H. Ellinor	—	—	1,931	$54.33	1/11/2016	—	—	—	—
Daniel H. Ellinor	—	—	1,932	$54.33	1/11/2017	—	—	—	—
Daniel H. Ellinor	—	—	3,685	$48.46	1/10/2012	—	—	—	—
Daniel H. Ellinor	—	—	3,685	$48.46	1/10/2013	—	—	—	—
Daniel H. Ellinor	—	—	3,685	$48.46	1/10/2014	—	—	—	—
Daniel H. Ellinor	—	—	3,685	$48.46	1/10/2015	—	—	—	—
Daniel H. Ellinor	—	—	3,685	$48.46	1/10/2016	—	—	—	—
Daniel H. Ellinor	—	—	3,685	$48.46	1/10/2017	—	—	—	—
Daniel H. Ellinor	—	—	3,685	$48.46	1/10/2018	—	—	—	—
Daniel H. Ellinor	—	—	4,835	$36.65	1/8/2013
Daniel H. Ellinor	—	—	4,835	$36.65	1/8/2014
Daniel H. Ellinor	—	—	4,835	$36.65	1/8/2015	—	—	—	—
Daniel H. Ellinor	—	—	4,834	$36.65	1/8/2016	—	—	—	—
Daniel H. Ellinor	—	—	4,835	$36.65	1/8/2017	—	—	—	—
Daniel H. Ellinor	—	—	4,834	$36.65	1/8/2018	—	—	—	—
Daniel H. Ellinor	—	—	4,835	$36.65	1/8/2019	—	—	—	—
Daniel H. Ellinor	—	—	—	—	—	5,579	$265,114	—	—
Daniel H. Ellinor	—	—	—	—	—	—	—	3,543	$168,363
Daniel H. Ellinor	—	—	—	—	—	—	—	4,230	$201,010

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
								Equity
								Incentive
			Equity					Plan
			Incentive					Awards:
			Plan				Market	Number of
			Awards:				Value of	Unearned
		Number of	Number			Number of	Shares	Shares,	Equity Incentive
	Number of	Securities	of			Shares or	or Units	Units or	Plan Awards:
	Securities	Underlying	Securities			Units of	of Stock	Other	Market or Payout
	Underlying	Unexercised	Underlying			Stock	That	Rights	Value of Unearned
	Unexercised	Options	Unexercised	Option		That Have	Have	That Have	Shares, Units or
	Options	Un-	Unearned	Exercise	Option	Not	Not	Not	Other Rights That
	Exercisable	exercisable	Options	Price	Expiration	Vested	Vested	Vested	have Not Vested
Name	(#)(1)	(#)(1)	(#)(2)	($)	Date	(#)(3)	($)(4)	(#)(5)	($)(4)
Daniel H. Ellinor	—	—	—	—	—	—	—	5,935	$282,031

Donald T. Parker	—	—	3,110	$54.33	1/11/2011	—	—	—	—
Donald T. Parker	—	—	3,110	$54.33	1/11/2012	—	—	—	—
Donald T. Parker	—	—	3,110	$54.33	1/11/2013	—	—	—	—
Donald T. Parker	—	—	3,110	$54.33	1/11/2014	—	—	—	—
Donald T. Parker	—	—	3,110	$54.33	1/11/2015	—	—	—	—
Donald T. Parker	—	—	3,110	$54.33	1/11/2016	—	—	—	—
Donald T. Parker	—	—	3,110	$54.33	1/11/2017	—	—	—	—
Donald T. Parker	—	—	5,933	$48.46	1/10/2012	—	—	—	—
Donald T. Parker	—	—	5,933	$48.46	1/10/2013	—	—	—	—
Donald T. Parker	—	—	5,932	$48.46	1/10/2014	—	—	—	—
Donald T. Parker	—	—	5,932	$48.46	1/10/2015	—	—	—	—
Donald T. Parker	—	—	5,932	$48.46	1/10/2016	—	—	—	—
Donald T. Parker	—	—	5,932	$48.46	1/10/2017	—	—	—	—
Donald T. Parker	—	—	5,933	$48.46	1/10/2018	—	—	—	—
Donald T. Parker	—	—	7,891	$36.65	1/8/2013	—	—	—	—
Donald T. Parker	—	—	7,891	$36.65	1/8/2014	—	—	—	—
Donald T. Parker	—	—	7,891	$36.65	1/8/2015	—	—	—	—
Donald T. Parker	—	—	7,891	$36.65	1/8/2016	—	—	—	—
Donald T. Parker	—	—	7,891	$36.65	1/8/2017	—	—	—	—
Donald T. Parker	—	—	7,891	$36.65	1/8/2018	—	—	—	—
Donald T. Parker	—	—	7,891	$36.65	1/8/2019	—	—	—	—
Donald T. Parker	—	—	—	—	—	2,100	$99,792	—	—
Donald T. Parker	—	—	—	—	—	9,564	$454,481	—	—

(1)
Column (b) and (c) represent stock options which vest 1/7 each year in accordance with the BOK Financial 2003 Stock Option Plan (as amended) and terminate three years after vesting except those grants identified with an “*” which represent stock options awarded pursuant to the BOK Financial 2001 Stock Option Plan. In 2001, BOk adopted a plan to extend the life of stock options granted in 1997, 1998 and 1999 by two years. Each year, on the day that one-seventh of the 1997, 1998 and 1999 options expire, new stock options are granted in the same number (the “Special Options”). The exercise price for the Special Options is the market value of BOK financial common stock on NASDAQ on the day of grant. The Special Options vest two years after the grant date and expire 45 days after vesting.

(2)
Represents stock options granted as long-term incentive pursuant to the Executive Incentive Plan, the amount of which remains subject to adjustment based on EPS Growth over a three year performance period as further described in “Compensation Discussion and Analysis” on page 24 herein.

(3)
Represents performance shares which are no longer subject to adjustment based upon the three year performance period, but which have not yet completed the five year vesting period. Performance shares vest on the fifth anniversary of the last day of the year for which the performance shares were issued. The performance shares may not be sold for three years unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis” on page 24.

(4)	Market value of performance shares is based on the fair market value of Company common stock on December 31, 2009.

(5)
Represents performance shares granted as long-term incentive pursuant to the Executive Incentive plan the amount of which remain subject to adjustment based on EPS Growth over a three year performance period as further described in “Compensation Discussion and Analysis” on page 24 herein. Performance shares vest on the fifth anniversary of the last day of the year for which the performance shares were issued. The performance shares may not be sold for three years unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis.”

PENSION BENEFITS
The normal retirement age under the Pension Plan is age 65. At that time, a participant may receive a lump sum equal to the account balance. The participant may also elect to receive an annuity payment from the Pension Plan. Various annuity forms are available.
The following table describes the present value of the named executive officers’ pension benefits:

(a)	(b)	(c)	(d)	(e)
		Number of	Present Value of
		Years Credited	Accumulated	Payments During
Name	Plan Name	Service(1)	Benefit(2)	Last Fiscal Year
Stanley A. Lybarger	BOKF Pension Plan	32	$464,615.87	0
Steven E. Nell	BOKF Pension Plan	14	$101,563.84	0
Steven G. Bradshaw	BOKF Pension Plan	15	$130,600.35	0
Daniel H. Ellinor	BOKF Pension Plan	2	$20,703.60	0
Donald T. Parker	BOKF Pension Plan	0	$0	0

(1)
Named executives are credited with the number of years employed by the Company since the Pension Plan’s inception of 1987, with the exception of Mr. Lybarger whose credited service includes employment before the inception of the Pension Plan.

(2)	The calculation of present value of accumulated benefits assumes a discount rate of 5.15% of the projected account balance at age 65.

NONQUALIFIED DEFERRED COMPENSATION
Pursuant to individual Deferred Compensation Agreements, the named executive officers were permitted, until year-end 2004, to defer certain compensation. In response to IRS guidance, these Deferred Compensation Agreements were amended in December of 2004 to preclude the deferral of future compensation and subsequently terminated. Future deferrals would require entry into a new agreement.
Mr. Lybarger is the only named executive officer who entered into an Amended and Restated 409A Deferred Compensation Agreement pursuant to which awards may be deferred. The Company maintains a record-keeping account that reflects the number of shares received upon exercise and the number of performance shares that are deferred. Mr. Lybarger may elect annually to convert all or a portion of the value measure of his deferred awards from Company stock to alternate investments. Benefits under the Amended and Restated 409A Deferred Compensation Agreement will be paid no earlier than six months after Mr. Lybarger’s retirement or termination. However, upon a showing of financial hardship, he may be allowed to access funds in his deferred compensation account. Benefits shall be paid in one lump sum.
The following table describes the current balance of deferral accounts:

(a)	(b)	(c)	(d)		(e)	(f)
	Executive	Registrant	Aggregate		Aggregate	Aggregate
	Contributions	Contributions	Earnings in		Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY(2)		Distributions	Last FYE
Name(1)	($)	($)	($)		($)	($)
Stanley A. Lybarger	$92,172	—	$3,380,185	(3)	—	$17,645,556.47
Steven E. Nell	—	—	$26,622	(4)(5)	—	237,945.41
Daniel H. Ellinor	—	—	$459	(4)	$57,974	57,115.21
Steven G. Bradshaw	—	—	$11,937	(4)(5)	—	219,763.80

(1)	Mr. Parker is a named executive but is not listed as he has no deferral account due to joining the Company after 2004. Earnings on deferred compensation include:

(2)	For all four named executives listed, earnings include gains or losses reported on investments in distressed asset and venture capital funds.

(3)	For Mr. Lybarger, earnings on a hypothetical portfolio of assets indexed to various debt and equity funds.

(4)	For Messrs. Nell, Ellinor, and Bradshaw, earnings include interest earned on uninvested cash accrued at BOK’s money market deposit rates.

(5)	For Messrs. Nell and Bradshaw, earnings include dividends paid and changes in fair value of BOK Financial common stock.

POTENTIAL PAYMENTS UPON TERMINATION
Stanley A. Lybarger
The following tables show potential payments to the Chief Executive Officer under existing contracts, agreements, plans or arrangements for various scenarios involving a change-in-control or termination, assuming a December 31, 2009 termination date (except with regard to “Normal Retirement” and “Early Retirement” as described below) and, where applicable, using the closing price of BOK Financial common stock of $47.52 (as reported on NASDAQ as of December 31, 2009).

Executive			Early		Normal		Involuntary		Involuntary
Payments			Retirement		Retirement		not for		for
Upon	Voluntary		(Prior to Age		(Age 65 or		Cause		Cause	Termination
Termination(1)	Termination		65(2))		older(2))		Termination		Termination(3)	Event(4)		Death		Disability
Severance Payments	$0		$0		$0		$898,600	(5)	$0	$898,600	(5)	$484,300	(6)	$0
Non-Equity Incentive	$621,450	(7)	$621,450	(7)	$621,450	(7)	$621,450	(7)	$0	$621,450	(7)	$621,450	(7)	$621,450	(7)
Stock Options (unvested and accelerated)	$410,847	(8)	$410,847	(8)	$410,847	(8)	$410,847	(8)	$0	$410,847	(8)	$410,847	(8)	$410,847	(8)
Performance Shares (unvested and accelerated)	$5,266,166	(8)(9)	$5,266,166	(8)(9)	$5,266,166	(8)(9)	$5,266,166	(8)(9)	$0	$5,266,166	(8)(9)	$5,266,166	(8)	$5,266,166	(8)
Tax Gross-Up	$0		$0		$0		$50,585	(10)	$0	$50,585	(10)	$50,585	(10)	$0
Health Benefits	$0		$6,258	(11)	$0		$0		$0	$0		$0		$0

(1)
Executive Payments upon Termination does not include payments of deferred compensation which are described on page 51 herein. The table assumes that the CEO has been paid all amounts owed through the date of termination. CEO has agreed that for two years following termination for any reason other than termination without cause, he will not i) engage in the banking business generally, or in any business in which BOK or its affiliates is engaged, in specified trade areas, ii) solicit clients of BOK or its affiliates for banking business generally, or for any business in which BOK or its affiliates is engaged, or iii) solicit any employees of BOK or its affiliates to seek employment with any person or entity other than BOK or its affiliates.

(2)
Assumes the closing price of BOK Financial common stock of $47.52 (as reported on NASDAQ as of December 31, 2009) and salary, stock option, performance share and benefit information as of December 31, 2009.

(3)
BOK Financial shall be deemed to have cause to terminate CEO if one or more of the following events occur: i) any willful failure to substantially perform CEO’s obligation’s under his agreement, ii) any willful act materially injurious to BOK or iii) any dishonest or fraudulent act.

(4)
Pursuant to the CEO’s employment agreement dated June 7, 1991 (as amended and restated), a “Termination Event” gives the CEO the right to terminate his employment agreement and includes i) a Change in Control, ii) a reduction in annual salary other than as provided for in the agreement, iii) change in duties which causes CEO’s position with BOK to become of less importance or responsibility or iv) a material breach of the agreement by BOK. A “Change of Control” occurs when either i) Mr. George Kaiser (together with affiliated entities and family members and relatives) ceases either to be the largest shareholder of BOK Financial or BOK (considering indirect ownership through BOK Financial) or ii) Mr. Kaiser ceases to be Chairman of BOK unless CEO becomes Chairman of BOK.

(5)	Equals twelve months annual salary and a one-time payment of $70,000.

(6)	Equals six months annual salary and a one-time payment of $70,000.

(7)
Equals 75% of the CEO’s annual salary which has been the historical target of annual incentive compensation under the Executive Incentive Plan as further described on page 29 herein. Payment of Non-Equity Incentives will be calculated in accordance with the Executive Incentive Plan (subject to pro-ration from the first day of such plan year (or other plan period) through the date of termination and contingent on achievement of performance goals) and made in cash on a date as soon as administratively possible within the 45 day period after the first day of the year next following the year of separation from service, other than in the event of death or disability, in which case payments will be made within 45 days of death or disability.

(8)
Assumes certain conditions including i) CEO’s continued employment though, at a minimum, December 15, 2011, ii) the continued agreement between the CEO and the Chairman of the Board that a candidate qualified to become CEO has been recruited (and, in the event of a dispute, a determination by the Board of Directors), and iii) that BOK Financial has maintained satisfactory performance through the date of the CEO’s termination giving due consideration to the performance of the United States economy in general and peer group financial institutes in the United States in particular. The options expire no later than 185 days following CEO’s termination date.

(9)
The performance shares shall, following the CEO’s termination date, be subject to increase or forfeiture and shall be paid at the time and in the manner provided in the applicable BOK Financial restricted or performance share plan, subject to pro-ration from the first day of such plan year (or other plan period) through the date of termination; provided, however, that shares shall vest upon the achievement of the performance goals.

(10)	Tax gross-up on the one-time payment of $70,000 noted in footnotes 5 and 6 is calculated at the highest incremental rate actually experienced by the CEO.

(11)
In the event the CEO terminates employment after December 15, 2013, but before age 65, CEO shall be permitted to continue as a part-time employee, consultant, director with special duties or in some other capacity to the extent reasonably required to permit CEO to continue to participate in the Company’s health benefits so long as CEO continues to owe a duty of loyalty to the Company and has not reached the age of 65. $6,258 is the estimated annual heath care benefit cost to the Company.

Steven E. Nell1
Mr. Nell is not subject to an employment agreement and upon termination would not be entitled to any additional payment or accelerated vesting except as provided to BOK employees generally. Pursuant to BOK’s standard severance, if terminated without cause2 on December 31, 2009, Mr. Nell would have received $151,864.
Pursuant to BOK Financial employee stock option and performance share plans in place for BOK executives generally, in the event Mr. Nell was terminated without cause2 within twelve months following a Change of Control3, Mr. Nell would vest in his unvested performance shares and stock options and would have ninety days to exercise his stock options. As of December 31, 2009, Mr. Nell held $239,881 in unvested performance shares and $402,838 in unvested stock options.
Steven G. Bradshaw and Daniel E. Ellinor1
Both Mr. Bradshaw and Mr. Ellinor are subject to employment agreements which commenced October 15, 2003 and may be terminated by either BOK Financial or executive upon ninety days prior written notice. Pursuant to these agreements, if terminated on December 31, 2009 without cause2, Mr. Bradshaw and Mr. Ellinor would have been entitled to receive: i) BOK’s standard severance plus an additional twelve months of annual salary for a total severance of $624,642 and $521,990 respectively and ii) ninety days of health, 401(k) and pension benefits4 equaling $10,728 and $6,205 respectively.
Additionally, for two years following termination for cause2 and one year following termination for any other reason (including expiration of the term), both Mr. Bradshaw and Mr. Ellinor are prohibited from soliciting customers or employees of BOK Financial or its affiliates for which they will receive $3,000 every year the non-solicitation terms are in effect.

Pursuant to BOK Financial employee stock option and performance share plans for BOK executives generally, in the event Mr. Bradshaw or Mr. Ellinor were terminated without cause2 within twelve months following a Change of Control3, they would vest in their unvested performance shares and stock options and would have ninety days to exercise their stock options. As of December 31, 2009, Mr. Bradshaw had $877,456 in unvested performance shares and $482,210 in unvested stock options and Mr. Ellinor had $916,518 in unvested performance shares and $427,386 in unvested stock options.
Donald T. Parker1
Mr. Parker is subject an employment agreement which commenced August 1, 2005 and may be terminated by either BOK Financial or executive upon ninety days prior written notice. Pursuant to this agreement, if terminated on December 31, 2009 without cause2, Mr. Parker would have been entitled to receive BOK’s standard severance plus an additional twelve months of annual salary for a total severance of $419,790.
Additionally, for two years following termination for cause2 and one year following termination for any other reason (including expiration of the term), Mr. Parker is prohibited from soliciting customers or employees of BOK Financial or its affiliates for which he will receive $3,000 every year the non-solicitation terms are in effect.
Pursuant to BOK Financial employee stock option and performance share plans for BOK executives generally, in the event Mr. Parker was terminated without cause2 within twelve months following a Change of Control3, Mr. Parker would vest in his unvested performance shares and stock options and would have ninety days to exercise his stock options. As of December 31, 2009, Mr. Parker had $554,273 in unvested performance shares and $600,447 in unvested stock options.

(1)
Executive Payments upon Termination does not include payments of deferred compensation which are described on page 51 herein, if applicable. The narrative assumes i) that the executive has been paid all amounts owed through the date of termination, ii) the closing price of BOK Financial common stock of $47.52 (as reported on NASDAQ as of December 31, 2009); and iii) and salary, stock option, performance share and benefit information as of December 31, 2009. Except as expressly provided herein or amounts owed up through the date of termination, Executive does not receive any additional payments in the event of voluntary termination, early retirement (prior to age 65), retirement (age 65 or older), involuntary for cause termination, change in control, or upon death or upon disability.

(2)
For purposes of this discussion, termination of executive without cause would generally be termination for i) failure to substantially perform his duties, ii) committing any act which is intend to injure BOK Financial or its affiliates, iii) conviction of any criminal act or act involving moral turpitude, iv) committing any dishonest or fraudulent act which is material to BOKF or its affiliates, including reputation or v) refusing to obey orders of the CEO unless such instructions would require executive to commit an illegal act, could subject executive to personal liability, would require executive to violate the terms of his agreement or are inconsistent with recognized ethical standards or inconsistent with the duties of an officer of the bank.

(3)
“Change of Control” occurs if Mr. George Kaiser, and/or members of the family of Mr. Kaiser collectively cease to own more shares of the voting capital stock of BOKF than any other shareholder (or group of shareholders acting in concert to control BOKF to the exclusion of Mr. Kaiser, affiliates of Mr. Kaiser or members of the family of Mr. Kaiser); or BOK Financial ceases to own directly or indirectly more than 50% of the voting capital stock of BOK.

(4)	While BOK Financial no longer contributes to the pension plan, the hypothetical account balance increases at 5.25% annually and the executive may receive this interest for the identified period.

RELATED PARTY TRANSACTION REVIEW AND APPROVAL POLICY
BOK Financial has a written related party transaction policy, approved by the Risk Oversight and Audit Committee (“ROAC”), which requires that all related party transactions reportable pursuant to SEC regulation S-K, Item 404(a) must be submitted to the Chief Financial Officer (“CFO”) for review. ROAC conducts appropriate review and oversight of such transactions for potential conflict of interest situations in accordance with NASDAQ Rule 4350(h).
The related-party transaction must be intended for the benefit of the Company and made on terms no less favorable than those terms for unrelated persons. The CFO must also consider whether the transaction is occurring at arm’s length and the impact of the related party transaction on financial statement accounting and disclosure.
If the CFO determines that the transaction would be material, he must present the details and his conclusion to the Chairman of ROAC. The Chairman of ROAC will submit the related party transaction to ROAC for approval based upon the same criteria as considered by the CFO, in addition to such criteria as may be deemed relevant by the members.
The Company annually requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. The Company’s Office of General Counsel reviews all transactions disclosed in the officer and director questionnaires and discusses any transactions not previously identified with the CFO and verifies compliance with independence requirements under NASDAQ Rule 4350 and Section 162(m) of the Internal Revenue Code.
CERTAIN TRANSACTIONS
Certain principal shareholders, directors of the Company and their associates were customers of and had loan transactions with BOK Financial or its subsidiaries during 2009. None of them currently outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company, and (iii) did not involve more than normal risk of collectability or present other unfavorable features.
Certain related parties are customers of the Company for services other than loans, including consumer banking, corporate banking, risk management, wealth management, brokerage and trading, or fiduciary/trust services. The Company engages in transactions with related parties in the ordinary course of business and in compliance with applicable regulation.
BOK leases office space in the Copper Oaks and Lewis Center facilities located in Tulsa, Oklahoma, which are owned by Mr. Kaiser and affiliates. Lease payments for both facilities totaled $910,000 in 2009. BOK also leases office space in the Penn Park facility located in Oklahoma City, Oklahoma, which is owned by Mr. Kaiser and affiliates. Lease payments for this space totaled $125,000 in 2009.
Mr. Malcolm, a BOK Financial director, is the President and Chief Executive Officer for the Williams Companies, Inc., the parent company of the Williams Headquarters Building Company. In 2009, rent and other occupancy payments made to the Williams Headquarters Building Company were approximately $4.2 million. BOK began leasing the BOK Tower in 1974.

QuikTrip Corporation has entered into a fee sharing agreement with TransFund, BOK’s automated teller machine (ATM) network, (“TransFund”) respecting transactions completed at TransFund ATMs placed in QuikTrip locations. In 2009, BOK paid QuikTrip $2.5 million pursuant to this agreement. Mr. Cadieux, a BOK Financial Director, is President, Chief Executive Officer, a director and a shareholder of QuikTrip Corporation.
Great Plains National Bank, located in Elk City, Oklahoma, received bank credit card and other merchant services from TransFund for which it paid approximately $453,883 in fees. Steven Nell, the Company’s Chief Financial Officer, and certain family members own approximately 13.7% of Great Plains National Bank. Mr. Nell’s father, W.B. Nell, Jr., is Chairman of the Great Plains National Bank Board of Directors.
In 2009, Argonaut VPP, an affiliate of Mr. Kaiser, hedged 12,055,192 MMbtu of natural gas and 64,695 barrels of oil. On December 31, 2009, short fair value of these Argonaut VPP hedges was $556,978 due from Argonaut. The value of the hedges depends on the market price of the hedged commodities, varies from day to day, and could, on any given day, be a long or short fair value.
The Company conducts merchant banking activities through its BOK Financial Capital Services subsidiary (“BOKF-CS”). In 2007, BOKF-CS purchased a 10.4% ownership interest in Newco Valves, LLC for $7,000,000 at the same time an affiliate of Mr. Kaiser acquired a controlling interest in Newco Valves. In February 2010, BOKF-CS and the affiliate of Mr. Kaiser sold 51% of their respective equity interest in Newco Valves. In December 2008, a subsidiary of the Company invested $3.02 million to purchase a 6% equity holding in Global Holdings, LLC at the same time Mr. Kaiser acquired an equity position in Global Holdings LLC.
Effective December 2, 2009, the Company amended an unsecured revolving credit agreement with George B. Kaiser, its Chairman and principal shareholder. The terms of the amended credit agreement reduced the committed amount from $188 million to $100 million, changed the interest rate and facility fee to reflect current market terms and extended the maturity date from December 2, 2010 to December 2, 2012. Interest on outstanding balances due to Mr. Kaiser is based on one-month LIBOR plus 250 basis points and is payable quarterly. Additional interest in the form of a facility fee is paid quarterly on the unused portion of the commitment at 50 basis points. Previously, interest was due quarterly based on one-month LIBOR plus 125 basis points and the facility fee was paid quarterly on the unused portion of the commitment at 25 basis points. As with the original agreement, the amended agreement has no restrictive covenants. No amounts were outstanding under this credit agreement as of December 31, 2009.
Cavanal Hill Investment Management, Inc., a wholly-owned subsidiary of BOK, is the administrator to and investment advisor for the Cavanal Hill Funds. BOK is custodian and BOSC, Inc. is distributor. Cavanal Hill Funds is a diversified, open-ended investment company established in 1987 as a Massachusetts business trust under the Investment Company Act of 1940. Cavanal Hill Funds’ products are offered to customers, employee benefit plans, trust and the general public in the ordinary course of business. As of December 31, 2009, approximately 99% of Cavanal Hill Funds’ assets of $2.6 billion are held for BOK Financial’s clients. Scott Grauer, Vice President Wealth Management and President and Chief Executive Officer of BOSC, Inc., is a Trustee for Cavanal Hill Funds. James Huntzinger, Chief Investment Officer, is President of Cavanal Hill Funds.
On December 4, 2008, the Company entered into a $25,000,000 loan commitment with the Tulsa Community Foundation (“TCF”) to be secured by tax-exempt bonds purchased from the Tulsa Stadium Trust (an Oklahoma public trust of which the City of Tulsa is the sole beneficiary) by TCF. Stanley Lybarger, President and CEO of the Company, is Chairman of the Tulsa Stadium Trust.

INSIDER REPORTING
Based upon a review of the filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal year 2009 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 with the exception of a late report in August 2009 relating to 4,823 shares acquired and 4,823 shares disposed through the exercise of stock options for Mr. Ball; a late report in February 2010 relating to 606 shares acquired and 461 shares disposed through the exercise of stock options for Mr. Cotter; a late report in February 2010 relating to 754 shares acquired through deferred compensation plan for Mr. Funke; a late report in February 2010 relating to 1,250 stock options acquired and 329 shares of restricted stock acquired for Mr. Morrow; and a late report in February 2010 relating to 865 shares acquired through purchase of stock for Mr. Richards. All late reports related to the disposal of shares through the exercise of options were reported within one day of the filing date.
PROPOSALS OF SHAREHOLDERS
The Board of Directors will consider proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders. According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company’s Proxy Statement if they are received in a timely manner and if certain other requirements are met. For a shareholder proposal to be included in the Company’s Proxy Statement relating to the 2011 Annual Shareholders’ Meeting, a written proposal complying with the requirements established by the Securities and Exchange Commission must be received at the Company’s principal executive offices, located at Bank of Oklahoma Tower, Tulsa, Oklahoma 74172, no later than December 1, 2010.
OTHER MATTERS
Management does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the meeting, it is intended that the Proxy solicited hereby will be voted in accordance with the recommendations of the Board of Directors.
COPIES OF THE ANNUAL REPORT ON FORM 10-K AND OTHER DISCLOSURE STATEMENTS FOR BOK FINANCIAL CORPORATION MAY BE OBTAINED WITHOUT CHARGE TO THE SHAREHOLDERS BY WRITING TO THE CHIEF FINANCIAL OFFICER, BOK FINANCIAL CORPORATION, P. O. BOX 2300, TULSA, OKLAHOMA 74192, OR THROUGH THE INTERNET AT WWW.EDOCUMENTVIEW.COM/BOKF OR VIA E-MAIL TO SHINKLE@BOKF.COM.
THE COMPANY MAKES AVAILABLE ITS PERIODIC AND CURRENT REPORTS, FREE OF CHARGE, ON ITS WEB SITE AS SOON AS REASONABLY PRACTICABLE AFTER SUCH MATERIAL IS ELECTRONICALLY FILED WITH, OR FURNISHED TO, THE SEC AT HTTP://WWW.BOKF.COM.

EXHIBIT A — BOK FINANCIAL CORPORATION 2003 EXECUTIVE INCENTIVE PLAN
BOK FINANCIAL CORPORATION
INDEPENDENT COMPENSATION COMMITTEE
2003 EXECUTIVE INCENTIVE PLAN
AS AMENDED AND RESTATED
(FOR THE CHIEF EXECUTIVE OFFICER AND FOR DIRECT REPORTS TO THE CHIEF EXECUTIVE OFFICER)
March 25, 2003
(amended and restated on April 29, 2008 and April 27, 2010)
Independent Compensation Committee. In December 2002, the Board of Directors of BOKF established an Independent Compensation Committee to administer a performance-based compensation plan for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code. The Independent Compensation Committee has developed a performance-based compensation plan for 2003 which is called the 2003 Executive Incentive Plan and is hereafter described.
Incentive Compensation Generally. The Company employs a wide range of incentive compensation for its employees. Except for performance-based compensation which is intended to comply with the requirements of Section 162(m), such incentive compensation is administered by the Chief Executive Officer and senior management. The Independent Compensation Committee administers the 2003 Executive Incentive Plan.
2003 BOKF Executive Incentive Plan. The 2003 BOKF Executive Incentive Plan consists of (i) annual incentive bonus and (ii) long term incentive compensation. The Chief Executive Officer and executives who report directly to the Chief Executive Officer and other officers designated by the Chief Executive Officer may participate in the Plan.
Annual Incentive Bonus. The Annual Incentive Bonus will be determined as follows:
•
The target Annual Incentive Bonus will equal a percentage of Base Annual Salary as determined by the Compensation Committee. No participant may receive an Annual Incentive Bonus of more than $2,000,000.

•
A participant will earn the Annual Incentive Bonus based upon two matrixes: One matrix related to business unit actual net direct contribution and the other matrix related to company earnings per share compared with peer group earnings per share.

•
A participant shall earn that portion of his or her Annual Incentive Bonus based upon a business unit actual net direct contribution matrix pursuant to which 33% of the target will be earned if 80% of the goal is met, 100% of the target will be earned if 100% of the goal is met and 200% of the target will be earned if 120% of the goal is met (the “Business Unit Annual Incentive Bonus”).

•	The Business Unit Annual Incentive Bonus grid is as follows:
•
A participant shall earn that portion of his or her Annual Incentive Bonus based upon a company earning per share compared to peer group matrix pursuant to which 0% of the targeted earnings per share Annual Incentive Bonus will be earned if the goal less 3 percentage points is met, 100% of the targeted earnings per share Annual Incentive Bonus will be earned if 100% of the goal is met, and 200% of the target earning per share Annual Incentive Bonus will be earned if the goal plus 3 percentage points is met (the “EPS Annual Incentive Bonus”).

•	The EPS Annual Incentive Bonus grid is as follows:
Long Term Incentive. The Long Term Incentive will be determined as follows:
•
The target Long Term Incentive will be established by the Chairman of the Board and the Chief Executive Officer for each Plan participant, with approval of the Committee for that compensation intended to comply with Section 162(m).

•
A participant will earn Long Term Incentive based on a matrix pursuant to which 0% of the targeted long term incentive compensation will be earned if the goal less five percentage points is met, 100% of the targeted long term incentive compensation will be earned if 100% of the goal is met, and 150% of the targeted long term compensation will be earned if the goal plus five percentage points is met.

•	The Long Term Incentive grid is as follows:
Performance-Based Compensation Measures. The measure against which each participant’s performance will be based is the weighted average of (i) Company earnings per share measured against peer group earnings per share and (ii) business unit actual net direct contribution measured against business unit planned net direct contribution and attainment of individually established goals. Net direct contribution is based upon the Company’s standard methodologies.
•
By achieving 120% of the Business Unit Annual Incentive Bonus measure, each participant will earn 200% the Business Unit Annual Incentive Bonus. By achieving the EPS Annual Incentive Bonus measure plus 3 percentage points, each participant will earn 200% of the EPS Annual Incentive Bonus. (The Business Unit Annual Incentive Bonus plus the EPS Annual Incentive Bonus being the “Maximum Annual Incentive Bonus”). The EPS Annual Incentive Bonus measure is the earnings per share growth of the 50th percentile (or median) of a peer group of banks for the trailing two-year period determined as of the end of the year in respect of which the bonus is being paid.

•
By achieving the Long Term Incentive measure plus five percentage points, each participant will earn 150% of the Long Term Incentive of the Company (“Maximum Long Term Incentive”). The Long Term Incentive Measure is the earnings per share growth of the 50th percentile (or median) of a peer group of banks for the trailing three-year period determined as of the second anniversary of the end of the year in respect of which the compensation is being paid and the planned business unit performance and any individually established goals.

•
The Chief Executive Officer will assign the Company earnings and business unit weightings to participants on an individual basis. With respect to compensation intended to qualify under Section 162(m), the Committee will approve the weightings and any individually established goals prior to March 31.

•
One hundred percent of the Annual Incentive Bonus and one hundred percent of the Long Term Incentive Compensation, calculated on the foregoing basis, will be subject to downward adjustment at the discretion of the Independent Compensation Committee based upon recommendations of the Chief Executive Officer.

Payment of Long Term Incentive Compensation. Long Term Incentive Compensation will be paid by the issuance of stock options and performance shares or a combination of stock options and performance shares pursuant to the BOK Financial Corporation 2009 Omnibus Incentive Plan and as described below:
•
Stock options will be granted in a number of options equal to the Maximum Long Term Incentive. The options so issued will be subject to forfeiture to the extent the performance goals are not met. The options may not be exercised prior to the expiration of the three year performance period. No more than 200,000 shares of common stock subject to stock options shall be issued to a single participant in any single year.

•
Performance shares issued in the form of BOKF Common Stock will be issued the number of shares equal to the target Long Term Incentive. For sake of clarity, such shares will receive dividends if, as and when paid. The shares will be subject to forfeiture to the extent the performance goals are not met. The shares will vest only on the fifth anniversary of the last day of the year for which the shares are issued. Dividends payable on the shares so issued will not be forfeited, even if the shares themselves are forfeited. No more than 60,000 performance shares may be issued in any one year to a single participant.

If the target performance is exceeded at the end of the performance period, performance shares will be issued in an amount equal to the value of the additional performance shares earned. Such additional shares will vest only on the second anniversary of the last day of the year for which the shares are issued.
Performance shares, whether issued at the target issuance date or at the end of the performance period, will be forfeited if the employment of the Executive is terminated for any reason prior to vesting. In addition, the shares may not be sold if following such sale, the Executive would fail to own that number of shares of BOKF Common Stock provided for in any Executive Management BOKF Common Stock Ownership Guidelines which may be established from time to time by the Independent Compensation Committee.
Election by Participant — Each participant will, immediately prior to the date of grant each year, specify the percentage of the Long Term Incentive that the participant desires to receive by the issuance of options and the percentage the participant desires to receive by the issuance of performance shares. The elections available to each participant will be (i) 100% options; (ii) 100% performance shares, or (iii) 50% options and 50% performance shares. The number of options or shares will be based on the value of each option or performance share and the total incentive intended to be granted.

Peer Group of Banks. The Independent Compensation Committee will select the peer group of bank holding companies in accordance with the following guidelines.
•	The peer group will include only publicly-traded United States bank holding companies (BHCs) as defined in SNL Securities Public Trading BHC Database.
•	The peer group will include exactly thirty BHCs, with 15 BHCs directly above BOKF in asset size and 15 BHCs directly below BOKF in asset size.
•	Asset size means total assets at the end of the calendar year for which the compensation is being paid.
•
The source for peer information will be SNL Securities Public Traded BHC Database that obtains information from public information, primarily through periodic SEC filings and company press releases. SNL Securities is a widely accepted database used in the industry for analytical purposes.

•	The peer group will be updated annually. The updated peer group will be used retroactively for determination of the two and three-year performance periods.
•	The earnings per share (EPS) amounts extracted from the SNL database will be diluted EPS as defined by generally accepted accounting principles.
•	Growth in peer group EPS will be calculated annually from source EPS data from the SNL database.
•	The EPS growth is calculated as a simple average of the percentage change in EPS from one period to the next.
•	In the event of a bank merger, SNL data for the surviving entity will be used.
Determination of Performance-Based Compensation. The calculation of performance based compensation by the Independent Compensation Committee will be binding upon all participants provided only that the Independent Compensation Committee acts in good faith.
Time and Payment of Performance-Based Compensation. All performance-based compensation intended to comply with Section 162(m) must be certified by the Committee prior to payment. The Annual Incentive Bonus will be calculated and paid prior to March 15 of the year following the year for which the bonus was earned. The Long Term Incentive will be calculated, and options and shares earned or forfeited, prior to March 15 of the year following the end of the three year performance period. Additional shares of BOKF Common Stock issued for performance in excess of the target award shall be issued prior to March 15 of the year following the second anniversary of the end of the calendar year for which the compensation is being paid and shall be valued at the fair market value for BOKF Common Stock on NASDAQ on February 1 of such year.
Selected Officers. Selected officers will be paid discretionary performance-based compensation based upon achievement of individual objectives as determined by the Chief Executive Officer.
Recoupment of Incentive Compensation. In the event incorrect financial information or results were used as a basis for calculation of incentive compensation made pursuant to the Plan, the Independent Compensation Committee shall review the facts and circumstances giving rise to the incorrect information or results and may recommend to the Board of Directors, and the Board of Directors may direct, remedial action including the forfeiture of unpaid incentive compensation and/or the restitution of paid incentive compensation. The Board of Directors, in its discretion, may require that the foregoing forfeiture or restitution be made by any executive who is accountable for the incorrect financial information or results, as well as any executive who erroneously benefits from the incorrect financial information or results.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #
BOK FINANCIAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, April 27, 2010
11:00 a.m.
Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma
Directions to the BOK Financial Corporation
Annual Meeting are available in the proxy
statement which can be viewed at
www.ematerials.com/bokf.
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on April 27, 2010.
Notice is hereby given that the Annual Meeting of Stockholders of BOK Financial Corporation will be held at Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on Tuesday, April 27, 2010 at 11:00 a.m.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Proxy Statement and Annual Report are available at www.ematerials.com/bokf
If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 15, 2010 to facilitate timely delivery.
Matters intended to be acted upon at the meeting are listed below.
The Board of Directors recommends that you vote FOR the following proposals:
1. Election of Directors
2. Approval of the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan
3. Ratify selection of Ernst & Young LLP as BOK Financial Corporation’s independent auditors for the fiscal year ending December 31, 2010
You may immediately vote your proxy on the Internet at:
www.eproxy.com/bokf
• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 26, 2010.
• Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.
Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and Annual Report, please contact us via:
:	Internet — Access the Internet and go to www.ematerials.com/bokf . Follow the instructions to log in, and order copies.

(	Telephone — Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

*	Email — Send us an email at ep@ematerials.com with “BOKF Materials Request” in the subject line. The email must include:
• The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.
• Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.
• If you choose email delivery you must include the email address.
• If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

COMPANY #
TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE OF
THIS PROXY CARD.
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of	01	Gregory S. Allen	07	William E. Durett	12	George B. Kaiser	☐	Vote FOR	☐	Vote WITHHELD
	directors:	02	C. Fred Ball, Jr.	08	John W. Gibson	13	Robert J. LaFortune		all nominees		from all
		03	Sharon J. Bell	09	David F. Griffin	14	Stanley A. Lybarger		except as		nominees
		04	Peter C. Boylan, III	10	V. Burns Hargis	15	Steven J. Malcolm		marked
		05	Chester Cadieux, III	11	E. Carey Joullian, IV	16	E.C. Richards
		06	Joseph W. Craft, III
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan	☐	For	☐	Against	☐	Abstain

3. Ratify selection of Ernst & Young LLP as BOK Financial Corporation’s independent auditors for the fiscal year ending December 31, 2010	☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL, UNLESS YOU ARE VOTING SHARES HELD IN THE BOK FINANCIAL THRIFT PLAN (THE “PLAN”), IN WHICH CASE, IF NO DIRECTION IS GIVEN FOR SHARES HELD IN THE PLAN, SUCH SHARES WILL BE VOTED BY THE TRUSTEE OF THE PLAN IN THE SAME RATIO AS THOSE SHARES CREDITED TO THE ACCOUNT OF THE PLAN MEMBERS WHO DO GIVE INSTRUCTIONS TO THE TRUSTEE.

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

BOK Financial Corporation

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 27, 2010
11:00 a.m.

Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 27, 2010.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.
By signing the proxy, you revoke all prior proxies and appoint Frederic Dorwart and Tamara R. Wagman, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	(	*
INTERNET	PHONE	MAIL
www.eproxy.com/bokf	1-800-560-1965

Use the Internet to vote your proxy until 12:00 p.m. (CT) on April 26, 2010.	Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on April 26, 2010.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.